UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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TESORO CORPORATION
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TESORO CORPORATION

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

MAY 4, 2011

Tesoro Corporation will hold its 2011 Annual Meeting of Stockholders on Wednesday, May 4, 2011, at our principal executive offices, 19100 Ridgewood Parkway, San Antonio, Texas 78259, beginning at 4:00 P.M. Central Time:

1.       To elect the eight directors named in the Proxy Statement;

2.       To conduct an advisory vote on executive compensation;

3.       To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

4.       To approve the Tesoro Corporation 2011 Long-Term Incentive Plan;

5.       To ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2011;

6.       If properly presented at the annual meeting, to consider a stockholder proposal regarding a safety report; and

7.       To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Holders of common stock of record at the close of business on March 15, 2011, are entitled to notice of, and to vote at, the annual meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. If you received a Notice of Internet Availability explaining how to access the proxy materials over the Internet, a proxy card was not sent to you and you may vote only by telephone or online unless you request a printed copy of the proxy materials. If you received a proxy card and other proxy materials by mail, you may vote by mailing a completed proxy card, by telephone or online. For specific voting instructions, please refer to the information provided in the following Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the Internet.

By Order of the Board of Directors,

CHARLES S. PARRISH
Secretary

March 24, 2011
San Antonio, Texas

NOTICE: If your shares are held through a broker, bank or other nominee, you are the beneficial owner of those shares. Brokers are not permitted to vote on any of the matters to be considered at the annual meeting (other than the ratification of the independent auditors) without instructions from the beneficial owner. As a result, your shares will not be voted on these matters unless you affirmatively vote your shares in one of the ways indicated by your broker, bank or other nominee.

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TESORO CORPORATION
19100 RIDGEWOOD PARKWAY, SAN ANTONIO, TEXAS 78259
PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS
MAY 4, 2011

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tesoro Corporation of proxies to be voted at the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) to be held on Wednesday, May 4, 2011, beginning at 4:00 P.M. Central Time at our principal executive offices, 19100 Ridgewood Parkway, San Antonio, Texas 78259, and at any adjournment or postponement of the meeting. This Proxy Statement and accompanying form of proxy are first being made available to stockholders on or about March 24, 2011.

Each proxy will be voted as specified by the stockholder. Any duly executed proxy not specifying the contrary will be voted in accordance with the Board’s recommendations as follows:

Board
Agenda Item	Recommendation

• Election of directors	FOR
• Advisory vote on executive compensation	FOR
• Advisory vote on frequency of future advisory votes on executive compensation	ONE YEAR
• Approval of the Tesoro Corporation 2011 Long-Term Incentive Plan	FOR
• Ratification of Ernst & Young LLP as independent auditors	FOR
• Stockholder proposal regarding a safety report	AGAINST

At the close of business on March 15, 2011, the record date for the 2011 Annual Meeting, there were 143,276,324 shares of our common stock outstanding and entitled to vote. The holders of our common stock are entitled to one vote for each share held by them for each director nominee and for each other matter to be voted on. We have no other voting securities outstanding.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about March 24, 2011, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. This process is designed to expedite stockholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions on the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the 2011 Annual Meeting, the stockholders are requested to elect eight directors to hold office until the 2012 Annual Meeting of Stockholders or until their successors are qualified and elected. Each of the nominees has indicated his or her willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve.

Each of the director nominees was elected at the 2010 Annual Meeting of Stockholders and is currently serving as a director, except for Patrick Y. Yang and Susan Tomasky, who were appointed as directors on December 8, 2010 and February 4, 2011, respectively. Mr. Yang and Ms. Tomasky were recommended to the Governance Committee by a third-party search firm. William J. Johnson and Donald H. Schmude are not being re-nominated for election as directors at the 2011 Annual Meeting. Their service on the Board will end immediately prior to the 2011 Annual Meeting, at which time the size of the Board will be reduced from ten to eight directors. We thank Messrs. Johnson and Schmude for their long-standing service on the Board.

We have adopted a majority voting standard in director elections. Our Bylaws prescribe the voting standard for director elections as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under this standard, a nominee must receive more “FOR” votes than “AGAINST” votes in order to be elected as a director. In a contested election, where the number of nominees exceeds the number of directors to be elected (which is not the case at the 2011 Annual Meeting), the directors will be elected by the vote of a plurality of the votes cast on the election of directors. Under our Corporate Governance Guidelines, each nominee who already serves as a director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect the director. In that situation, the Governance Committee will promptly consider the resignation offer and make a recommendation to the Board. The Board will then act on the Governance Committee’s recommendation and will publicly disclose its decision regarding whether to accept the director’s resignation offer, or, if applicable, the reason(s) for rejecting the resignation offer, within 90 days from the date of the certification of the stockholder vote.

Director and Nominee Experience and Qualifications

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds, experiences and perspectives necessary to oversee our business. In addition, the Board believes that there are certain attributes that every director should possess, which are described below. Accordingly, the Board and the Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs.

The Governance Committee is responsible for reviewing with the Board on an annual basis the criteria for Board membership in the context of the current makeup of the Board. As set forth in the Corporate Governance Guidelines, these criteria include issues of diversity, age, education, skills, integrity, leadership and judgment all in the context of an assessment of the perceived needs of the Board at that point in time. The Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds, experiences and perspectives necessary to oversee our business. In addition, Board members generally should have knowledge of our industry and should have background and experience that demonstrates an understanding of the financial and operational aspects, including the associated risks of a large, complex company. The Governance Committee assesses the effectiveness of its criteria when evaluating new director candidates and when recommending director nominees to the Board.

In evaluating director candidates, and considering incumbent directors for renomination, the Board and the Governance Committee consider a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of our needs. Each director candidate must supply information concerning these factors by completing and submitting a Director and Officer Questionnaire, as required by our Bylaws. For incumbent directors, the factors include preparedness and past performance on the Board. Among other things, the Board has determined that it is important to have individuals with the following skills and experiences on the Board:

•	Leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

•	Knowledge of our industry, particularly oil refining and retail sales, which is relevant to understanding our business and strategy.

•	Operations experience, as it gives directors a practical understanding of developing, implementing and assessing our business strategy and operating plan.

•	Legal experience, which is relevant to oversight of our legal and compliance matters.

•	Risk management experience, which is relevant to the Board’s oversight of our risk assessment and risk management programs.

•	Financial/accounting experience, particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating our capital structure and overseeing the preparation of our financial statements.

•	Government/regulatory experience, which is relevant to us as we operate in a heavily regulated industry that is directly affected by governmental requirements.

•	Strategic planning experience, which is relevant to the Board’s review of our strategies and monitoring their implementation and results.

•	Talent management experience, which is valuable in helping us attract, motivate and retain top candidates for management positions.

•	Public company board service, as directors who have served on other public company boards have experience overseeing and providing insight and guidance to management.

The specific qualifications and experience of the individual director nominees are set forth below under “Director Nominees.” For more information on the director nomination process, refer to “Corporate Governance — Director Nomination Process” below.

Director Nominees

Our Board of Directors recommends that you vote “FOR” the election to the Board of each of the following nominees.

Rodney F. Chase Director since 2006 Age 67
Non-Executive Chairman for Petrofac Ltd.

Mr. Chase has been Non-Executive Chairman for Petrofac Ltd. in the United Kingdom, an international oil and gas services company, since 2005. He also served as Deputy Chairman of Tesco plc in the United Kingdom, an international retailing company, from March 2004 until July 2010. Mr. Chase spent 39 years with BP plc, a large, international oil and gas company. He held positions within the upstream and downstream segments of the industry in Australia, Europe and North America. His background includes positions in shipping, refining, marketing, distribution, oil trading and gas as well as finance and strategic planning at the corporate executive level. In 1986, he was appointed Chief Executive Officer of BP Finance International and Group Treasurer. From 1999 to 2003, Mr. Chase served as Deputy Chief Executive Officer and President, Exploration, Production, Refining and Marketing. From 2003 to 2008, Mr. Chase served as Senior Advisor for the U.S. and Europe for Lehman Brothers, Ltd., formerly an investment bank, in London, England.

As the current Non-Executive Chairman of an international oil and gas services company (Petrofac) and a former executive of a large, international oil and gas company (BP), and with 39 years of experience in the energy industry, Mr. Chase brings to the Board leadership, industry and strategic planning experience. Mr. Chase also has financial/accounting (former Chief Executive Officer of BP Finance International and Group Treasurer and former senior advisor for Lehman Brothers), talent management and public company board experience (Computer Sciences Corporation, Nalco Holding, Petrofac).

Current Public Company Directorships: Computer Sciences Corporation, Nalco Holding Co. and Petrofac Ltd.

Former Public Company Directorships: Tesco plc (from 2002 until 2010)

Gregory J. Goff Director since 2010 Age 54
Our President and Chief Executive Officer

Mr. Goff has served as our President and Chief Executive Officer since May 2010. Prior to joining us, Mr. Goff served as Senior Vice President, Commercial for ConocoPhillips Corporation, an international, integrated energy company, from 2008 to 2010. Mr. Goff also held various other positions at ConocoPhillips from 1981 to 2008, including director and CEO of Conoco JET Nordic from 1998 to 2000; Chairman and Managing Director of Conoco Limited, a UK-based refining and marketing affiliate, from 2000 to 2002; President of ConocoPhillips European and Asia Pacific downstream operations from 2002 to 2004; President of ConocoPhillips U.S. Lower 48 and Latin America exploration and production business from 2004 to 2006; and President of ConocoPhillips specialty businesses and business development from 2006 to 2008. Mr. Goff serves as a director of the National Petrochemical & Refiners Association and on the National Advisory Board of the University of Utah Business School. Previously, Mr. Goff served on the board of Chevron Phillips Chemical Company, a private company, and was a member of the upstream and downstream committees of the American Petroleum Institute. Mr. Goff’s employment agreement with us provides that he will be a member of the Board.

As our President and CEO, Mr. Goff brings to the Board a deep understanding of and unique perspective on our business and operations and the environment in which we operate. As the current CEO of a large international independent refining and petroleum products marketing company (Tesoro), current member of a national trade association representing refiners and petrochemical manufacturers (National Petrochemical & Refiners Association) and as a former senior executive of an international energy company (ConocoPhillips) and former member of the upstream and downstream committees of a national oil and natural gas industry trade association (American Petroleum Institute), Mr. Goff also brings to the Board leadership, industry and strategic planning experience. Mr. Goff’s 29 years of service in various positions with ConocoPhillips also provides him with operations experience. In addition, Mr. Goff has public company board experience (DCP Midstream).

Former Public Company Directorships: DCP Midstream GP, LLC (from 2008 until 2010)

Robert W. Goldman Director since 2004 Age 68
Financial Consultant

Mr. Goldman has been an independent financial consultant since 2002. From July 1998 to October 2002, he was Senior Vice President and Chief Financial Officer of Conoco Inc., an international, integrated energy company. Prior to joining Conoco in 1988 as its Vice President and Controller and subsequently serving as Senior Vice President, Finance, he had worked for E.I. DuPont de Nemours & Co., Inc. in a variety of financial and operating roles. Mr. Goldman is a member of the Outside Advisory Council of Global Infrastructure Partners. He is a former chairman of the Accounting Committee of the American Petroleum Institute. He served as Vice President, Finance of the London-based World Petroleum Council from 2002 to July 2008.

As a financial consultant and former Senior Vice President and Chief Financial Officer of an international, integrated energy company (Conoco) and former chairman of the accounting committee at a national oil and natural gas industry trade association (American Petroleum Institute) and former finance executive of a global oil and gas forum (World Petroleum Council), Mr. Goldman brings to the Board industry-specific and financial/accounting experience. Mr. Goldman also has a background in operations (E.I. DuPont de Nemours & Co.) and public company board experience (El Paso Corporation, Parker Drilling Company, The Babcock & Wilcox Company and McDermott International).

Current Public Company Directorships: El Paso Corporation, Parker Drilling Company, and The Babcock & Wilcox Company

Former Public Company Directorships: McDermott International Inc. (from 2005 until 2010)

Steven H. Grapstein Chairman of the Board since 2010 Director since 1992 Age 53
Chief Executive Officer of Como Holdings USA, Inc.

Mr. Grapstein has been Chief Executive Officer of Como Holdings USA, Inc. (formerly known as Kuo Investment Company and subsidiaries), an international investment group, since January 1997. From September 1985 to January 1997, Mr. Grapstein was a Vice President of Como Holdings USA, Inc. Mr. Grapstein also has held the position of Chairman of Presidio International dba A/X Armani Exchange, a fashion retail company, since 1999. He is also a director of several privately held hotel and real estate entities.

As the Chief Executive Officer of an international investment group (Como Holdings USA) and Chairman of a fashion retail company (Presidio International), Mr. Grapstein brings to the Board leadership, operations and financial/accounting experience. Mr. Grapstein also has talent management and public company board experience (Mulberry Group). In addition, Mr. Grapstein has extensive knowledge of our business from his tenure on our Board.

Current Public Company Directorships: Mulberry Group plc

J.W. Nokes Director since 2007 Age 64
Former Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation for ConocoPhillips

Mr. Nokes spent his 36-year career with ConocoPhillips, an international, integrated energy company and retired in 2006 as Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation. His background primarily includes refining, marketing, crude and products trading, commercial natural gas operations and transportation. He also had assignments in exploration and production, as well as strategic planning. In 1991, he was appointed Vice President of U.S. Marketing and Product Trading. From 1994 to 1999, he was Vice President of U.S. Downstream Business. For eight years beginning in 1999, he was Executive Vice President of Refining, Marketing, Supply and Transportation for the company’s global business. Mr. Nokes was a member of the World Business Council for Sustainable Development and sat on the Board of Directors of the American Petroleum Institute, as well as the American Petroleum Institute Transportation, Marketing and Downstream Committee. Mr. Nokes is also a director of Post Oak Bank, N.A., a Houston-based community bank.

As a former executive of an international, integrated energy company (ConocoPhillips) and former director of a national oil and natural gas industry trade association (American Petroleum Institute) and former member of a global association of business leaders that promotes sustainable development (World Business Council for Sustainable Development), and with 36 years of experience in the energy industry, Mr. Nokes brings to the Board industry, operations, international and strategic planning experience. Mr. Nokes also has public company board experience (Albemarle Corporation).

Current Public Company Directorships: Albemarle Corporation

Susan Tomasky Director since 2011 Age 57
President of AEP Transmission, a business division of American Electric Power Co.

Ms. Tomasky has been President of AEP Transmission, a business division of American Electric Power Co., Inc., an owner and operator of utility operating companies that produce, transmit and distribute electricity to over 5 million customers at retail in 11 states, since 2008. Ms. Tomasky previously served in other executive officer positions at American Electric Power Co., including Executive Vice President and General Counsel from 1998 to 2001, Executive Vice President of Finance and Chief Financial Officer from 2001 to 2006 and Executive Vice President of Shared Services from 2006 to 2008. Prior to joining American Electric Power Co., Ms. Tomasky served as a partner at the law firm of Hogan & Hartson (now Hogan Lovells), where she was a member of the firm’s energy group, and as general counsel of the Federal Energy Regulatory Commission. Ms. Tomasky is a director of Mount Carmel Health Systems, a privately held healthcare company, the Columbus Regional Airport Authority and several non-profit organizations. Ms. Tomasky also serves as a director of the Federal Reserve Bank of Cleveland, a member bank in the Federal Reserve System, where she is Chair of the Audit Committee.

As the current President of a division of a large, public utility company (American Electric Power Co.), Ms. Tomasky brings to the Board leadership, industry and strategic planning experience. Ms. Tomasky also has financial and accounting experience from her role as Chair of the Audit Committee of the Federal Reserve Bank of Cleveland and former role as Executive Vice President and Chief Financial Officer of a large, public energy company (American Electric Power Co.). In addition, Ms. Tomasky brings to the Board government and regulatory experience and legal experience from her former roles as a partner in the energy group of an international law firm (Hogan & Hartson) and as general counsel of a federal government agency that regulates the energy industry (Federal Energy Regulatory Commission).

Michael E. Wiley Director since 2005 Age 60

Former Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated

Mr. Wiley has 35 years of experience in the energy industry. Most recently he served as Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated, an oilfield services company, from August 2000 until his retirement in October 2004. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company, an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., an independent oil and gas company. Mr. Wiley is a director of Asia Pacific Exploration Consolidated, L.P., a privately held oil and gas company, and Post Oak Bank, N.A., a Houston-based community bank. He also serves as a Trustee of the Fidelity Funds.

As the former Chairman, President and Chief Executive Officer of an oilfield services company (Baker Hughes Incorporated) and former President and Chief Operating Officer of an integrated energy company (Atlantic Richfield Company) and director of a privately held oil and gas company (Asia Pacific Exploration Consolidated), and with 35 years of experience in the energy industry, Mr. Wiley brings to the Board leadership, industry, operations, strategic planning, and talent management experience. Mr. Wiley also has public company board experience (Bill Barrett Corporation).

Current Public Company Directorships: Bill Barrett Corporation

Patrick Y. Yang Director since 2010 Age 63

Head of Global Technical Operations, F. Hoffmann-La Roche, Ltd.

Mr. Yang has over 30 years of experience in manufacturing and technology. Currently, he is Head of Global Pharmaceutical Technical Operations for F. Hoffmann-La Roche Ltd., which operates in the pharmaceutical and diagnostics industry and sells products in more than 150 countries. Mr. Yang joined Roche in March 2009, upon Roche’s merger with Genentech, Inc., and is responsible for the company’s pharmaceutical manufacturing, process development, engineering, quality, regulatory, supply chain and procurement functions. Before joining Roche, Mr. Yang served as Executive Vice President, Product Operations of Genentech, a biotechnology company, from December 2005 to March 2009 and in various other executive-level positions with Genentech from December 2003 to December 2005. Prior to joining Genentech, Mr. Yang worked for Merck & Co. from 1992 to 2003 in manufacturing and for General Electric from 1980 to 1992 in manufacturing and technology.

As a senior operations executive of a large, global pharmaceutical company (F. Hoffmann-La Roche) and a former senior operations executive of a biotechnology company (Genentech), Mr. Yang brings to the Board leadership, operations, strategic planning, international, and talent management experience. Mr. Yang also has operations experience from over 20 years spent working in manufacturing (Merck and General Electric). Mr. Yang also has financial/accounting and risk management experience from his service on Genentech’s executive committee from 2004 until 2009.

Additional Information about Certain Directors

Consistent with the director retirement policy in our Corporate Governance Guidelines, William J. Johnson and Donald H. Schmude are not being re-nominated for election as directors at the 2011 Annual Meeting.

Mr. Johnson, age 76, has served as a director on our Board since 1996. Mr. Johnson has been a petroleum consultant since 1994 and President, director and sole stockholder of JonLoc Inc., a private oil and gas company, since 1994. Mr. Johnson previously served as President, Chief Operating Officer and director of Apache Corporation, a publicly held independent oil and gas company. Mr. Johnson previously served on the board of directors of Apache Corporation, Devon Energy Corporation, BJ Services Company, J. Ray McDermott and Camco International. Mr. Johnson has broad industry experience having been previously employed as a senior executive at large integrated and smaller independent companies. Mr. Johnson also has a strong background in operations and corporate planning. In addition, Mr. Johnson has extensive knowledge of the Company from his tenure on our Board.

Mr. Schmude, age 75, has served as a director on our Board since 1999. Mr. Schmude has 36 years of experience in the energy industry with Texaco and Star Enterprise, a Texaco and Saudi Aramco joint venture. Prior to his retirement from Texaco in 1994, he was Vice President of Texaco and President and Chief Executive Officer of Texaco Refining & Marketing Inc. in Houston, Texas and Los Angeles, California. He also served as Vice President of Texaco, Inc., Special Projects, in Anacortes, Washington, and held various refinery engineering, planning and marketing positions. As a former executive of Texaco and Chief Executive Officer of Texaco Refining & Marketing Inc., Mr. Schmude has leadership, talent management and industry experience. In addition, Mr. Schmude has extensive knowledge of the Company from his tenure on our Board.

CORPORATE GOVERNANCE

We have a long-standing commitment to good corporate governance. We have adopted Corporate Governance Guidelines that, along with the charters of our Board committees, provide the framework for our governance processes. Copies of the Corporate Governance Guidelines and charters of our Board committees are posted on our website at www.tsocorp.com under the heading “Investors” and the subheading “Board of Directors.” Printed copies of these documents are available upon request to our Corporate Secretary.

Director Independence

The Board of Directors currently consists of ten directors, nine of whom are independent. The only current director who is not considered to be independent is Mr. Goff, who serves as our President and CEO. Bruce A. Smith, who served as President and CEO until his retirement in May 2010 and as Chairman of the Board until June 2010, was not considered to be independent. In addition, the Board determined in early 2009 that Mr. Bookout, who resigned from the Board in February 2010, was an independent director.

The Board undertook its annual review of director independence in February 2011 and in the process reviewed the independence of each director. The purpose of these reviews was to determine whether any of the directors had relationships or transactions that were inconsistent with a determination that the nominee is independent. During these reviews, among other things, transactions and relationships between each director or any member of his or her immediate family and us were considered. Based on this review, the Board affirmatively determined that each of the following directors has no material relationship with us and has satisfied the independence requirements of the New York Stock Exchange (“NYSE”): Ms. Tomasky and Messrs. Chase, Goldman, Grapstein, Johnson, Nokes, Schmude, Wiley and Yang.

Board Leadership

Currently, Mr. Goff serves as our President and CEO, a position he has held since May 2010, and Mr. Grapstein serves as the independent Chairman of the Board. The Board believes that the separation of the positions of the Chairman and CEO is appropriate at this time as it allows our new CEO to focus primarily on his management responsibilities. In addition, the Board believes that a leadership structure that separates the positions of Chairman and CEO, with the position of Chairman being held by an independent director, currently is in our best interests and the best interests of our stockholders as it provides a clear distinction between the Board’s role in overseeing management and management’s role in running the business. However, our Bylaws permit the roles of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to determine from time to time whether the two roles should be combined or separate based upon our circumstances.

Committees of the Board of Directors

The Board has the following standing committees:  Audit Committee, Compensation Committee, Environmental, Health & Safety Committee, and Governance Committee, each of which has a written committee charter. The Board has determined that all of the members of the Audit, Compensation and Governance Committees of the Board meet the independence requirements of the NYSE and SEC. The primary responsibilities of each of the standing committees, as well as current membership and meeting information for 2010, are set forth below.

Environmental,
			Health		Board of
Director	Audit	Compensation	& Safety	Governance	Directors
Rodney F. Chase	Chair		X		X
Gregory J. Goff					X
Robert W. Goldman	X			Chair	X
Steven H. Grapstein (1)		X		X	Chair
William J. Johnson (2)		X		X	X
J.W. Nokes		X	Chair		X
Donald H. Schmude (2)			X	X	X
Susan Tomasky (1)	X			X	X
Michael E. Wiley		Chair	X		X
Patrick Y. Yang	X		X		X
2010 Meetings	5	9	7	8	7

(1)	The Board re-aligned its committee membership on March 1, 2011. Prior to this date, Mr. Grapstein was a member of the Audit and Governance committees and Ms. Tomasky had not yet been appointed to any committee. Mr. Grapstein did not join the Compensation Committee until March 1, 2011.

(2)	Messrs. Johnson and Schmude will not be serving on the Board following the 2011 Annual Meeting.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility to us and our stockholders relating to its oversight of management and its auditors concerning:

•	Corporate accounting;

•	Financial reporting practices;

•	The quality and integrity of our financial reports; and

•	Our systems of disclosure controls and procedures and internal controls over financial reporting.

For more information on the responsibilities and activities of the Audit Committee, see “Audit Committee Report” below.

The Board has determined that each member of the Audit Committee is financially literate and that Messrs. Chase and Goldman and Ms. Tomasky each qualify as an “audit committee financial expert,” as defined by SEC rules. No member of the Audit Committee serves on the audit committees of more than three public companies, including us.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board to our stockholders with respect to our compensation programs and compensation of our CEO and other members of our senior management. Specifically, the Compensation Committee:

•	Approves our compensation philosophy, the annual salary, annual bonus, long-term compensation and other benefits for the CEO and members of our senior management;

•	Provides advice to the Governance Committee annually on Board compensation; and

•	Annually reviews the aggregate amount of base pay, bonuses, equity and long-term incentives and other benefit programs for employees below the senior management level, with an emphasis on programs that develop leadership potential of managers and executives.

For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis” below.

Environmental, Health & Safety Committee

The Environmental, Health & Safety Committee assists the Board in fulfilling its oversight responsibilities for environmental, health and safety matters. Specifically, the Environmental, Health & Safety Committee:

•	Reviews and approves at least annually our environmental, health and safety policies;

•	Reviews management’s programs for compliance with our environmental, health and safety policies, applicable laws and regulations;

•	Reviews periodically with management its environmental, health and safety activity with respect to significant legal matters, and emerging or proposed laws or regulations that may have a material effect on our financial or physical exposure;

•	Reviews and assesses periodically our significant environmental, health and safety liabilities reported in the financial statements; and

•	Reviews periodically significant capital expenditures that may have a material environmental, health or safety impact or risk exposure.

Governance Committee

The Governance Committee takes a leadership role in and provides assistance to the Board in fulfilling its corporate governance responsibilities to our stockholders. Specifically, the Governance Committee:

•	Identifies individuals qualified to become directors and recommends candidates to the Board;

•	Oversees the annual evaluation of the Board and the committees of the Board; and

•	Reviews and makes recommendations to the Board regarding:

▪	the organization and structure of the Board and the committees of the Board;

▪	compensation for the non-employee members of the Board; and

▪	the Corporate Governance Guidelines and other corporate governance matters.

Board Risk Oversight

The Board of Directors is responsible for overseeing the processes that management has established for assessing and managing risk. The Board delegates oversight of certain categories of risk to designated Board committees, which are composed entirely of independent directors. The Audit Committee oversees and is responsible for reviewing our processes, including guidelines and policies that govern the processes, for consistency with our risk assessment and risk management policies. The Audit Committee also oversees and is responsible for reviewing our major financial risk exposures and the steps management has undertaken to monitor and manage them, as well as financial reporting and internal controls. The Environmental, Health & Safety Committee oversees environmental, health and safety risks and is responsible for reviewing our policies, performance and practices relating to these risks to our employees and assets, and the communities and environment in which we operate. The committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee.

The Board and the Audit and Environmental, Health & Safety Committees annually discuss with management, including members of the Executive Committee, our policies and practices with respect to risk assessment and risk management. Throughout the year, the Board and each of the Audit and Environmental, Health & Safety Committees receive regular reports from management regarding major risks facing us and the steps management has taken to monitor and manage such risks. The Board receives periodic reports from executive management on our strategic risks. In addition, the Audit Committee receives annual reports from management of the results of the annual review and assessments conducted by management and discussed below, to identify our annual priority risk profile. The Audit Committee approves an annual internal audit plan which incorporates our priority risk management activities and receives regular reports of our audit activities throughout the year. The Environmental, Health & Safety Committee approves an annual environmental, health and safety plan which also incorporates priority risks and receives regular reports throughout the year from management and operating personnel of our activities managing those risks.

We have established a management Risk Committee comprised of senior level business management leadership from our financial, strategic, governance and operational functions. The Risk Committee reports to the management-level Executive Committee consisting of our CEO, Senior Vice President and CFO, Executive Vice President, Operations, Executive Vice President, General Counsel and Secretary, Senior Vice President of Strategy and Business Development, Senior Vice President of Human Resources and Communications, Vice President of Corporate Services, Vice President of Environment, Health and Safety and President Tesoro Logistics. The Risk Committee is chaired by our Vice President, Credit who also oversees our Enterprise Risk Group. The Risk Committee and Enterprise Risk Group facilitate an annual review to assess and prioritize the risks facing us. Our subject matter experts participate in the annual review to assess primarily financial, strategic, governance, and operational risks. The Enterprise Risk Group continually interacts with the Risk Committee and various levels of our organization to assess the status and effectiveness of risk responses, identify emerging risks and facilitate management’s enhancement of our risk assessment and mitigation practices. The Risk Committee meets monthly throughout the year to continually review priority risks, risk responses and emerging risks and facilitate management’s continual improvement of monitoring and managing risks. The Vice President, Credit meets periodically with the Executive Committee to report on the activities of the Risk Committee. Subcommittees of the Risk Committee exist to assess and manage specific risks facing us.

Risk Considerations in our Compensation Program

In January 2011, our management in consultation with the Compensation Committee’s independent consultant performed an assessment of the risk associated with our current compensation programs. The Committee reviewed management’s assessment covering our employees, including executives, and discussed the concept of risk as it relates to our compensation programs. The assessment and discussions concluded the following:

•	Our compensation programs appropriately balance fixed compensation with short-term and long-term variable compensation such that no single pay element would motivate employees to engage in excessive risk taking.

•	The characteristics of our annual incentive program design do not lend themselves to excessive risk taking by:

▪	Consistently establishing the target value of annual incentives on the basis of external market data and at levels relative to total direct compensation (base salary plus short-term and long-term incentives) that would not promote excessive risk-taking to meet or exceed performance goals;

▪	Funding annual incentive awards based on a variety of pre-established performance conditions, thus diversifying the risk associated with any single indicator of performance;

▪	Incorporating pre-established caps in any awards; and

▪	Establishing performance targets that are objectively determined by verifiable results.

•	Our long-term incentive program encourages employees to focus on our long-term success by providing a mix of stock options and performance units, which only reward employees if our stock price increases or we meet specified performance goals, balanced with time vested restricted stock, reducing the motivation employees may have to take excessive risks.

•	Our executive stock ownership guidelines promote having our senior executives maintain a substantial stake in our long-term success.

We have established a “clawback” policy that allows the Board of Directors to recoup incentive compensation received by a senior executive for misconduct resulting in a material financial restatement. The “clawback” policy is discussed in more detail under the heading “Compensation Discussion and Analysis — Clawback Policy” in this Proxy Statement.

Director Nomination Process

The Governance Committee considers from time to time suitable candidates for membership on the Board, including candidates recommended by stockholders. In 2010, we used a third-party search firm to help identify potential director candidates.

Stockholder candidates will be evaluated in accordance with the criteria for director selection described above under “Director and Nominee Experience and Qualifications.” With respect to the 2012 Annual Meeting of Stockholders, stockholders wishing to recommend a potential Board candidate for the Governance Committee’s consideration must write to the Corporate Secretary at the address set forth on page 78 of this Proxy Statement during the period beginning on January 5, 2012, and ending on February 4, 2012, and include the name of and contact information for the candidate. Candidates recommended to the Governance Committee in accordance with these procedures also will need to complete a Director and Officer Questionnaire in the form we provide. Stockholders who wish to nominate a director at an annual meeting in accordance with our Bylaws should follow the instructions described below under “Stockholder Proposals.”

Director Attendance

The Board of Directors met seven times during 2010. Each director as of the date of this Proxy Statement (excluding Ms. Tomasky, who joined the Board in February 2011) attended more than 75% of the meetings of the Board and committees on which such director served (held during the period that such director served) during 2010. In addition, in 2010 the independent directors met in executive session, chaired by the Chairman of the Board, four times. Our Corporate Governance Guidelines provide that all members of the Board are expected to attend our annual meeting of stockholders, and all of our directors as of the date of this Proxy Statement (excluding Mr. Yang, who joined the Board in December 2010, and Ms. Tomasky, who joined the Board in February 2011) attended the 2010 Annual Meeting of Stockholders.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics for Senior Financial Executives that is specifically applicable to the CEO, the CFO, the Controller and persons performing similar functions. In addition, we have a Code of Business Conduct that applies to all of our directors, officers and employees. Both the Code of Business Conduct and Ethics for Senior Financial Executives and the Code of Business Conduct are available on our website at www.tsocorp.com under the heading “Investors” and the subheading “Board of Directors.” Printed copies of these documents are available upon request to our Corporate Secretary. We will post on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics for Senior Financial Executives.

Communicating with the Board

Persons may communicate with the Board, or directly with Mr. Grapstein, Chairman of the Board, or the independent members of the Board, by submitting such communication in writing to:

c/o Chairman of the Board of Directors
Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, Texas 78259

In addition, the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with our Audit Committee may do so by submitting such communication in writing to:

c/o Chairman of the Audit Committee
Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, Texas 78259

TRANSACTIONS WITH RELATED PERSONS

We did not have any transactions with any related persons (as described below) requiring disclosure since the beginning of 2010.

Our Board of Directors has not adopted a formal written related-person transaction approval policy. However, we use the procedure described below when reviewing, approving, or ratifying “related person transactions”. For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This procedure applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements or relationships in which we are a participant and in which a related person has a direct or indirect interest, other than the following:

•	Payment of compensation by us to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”;

•	Transactions available to all employees or all stockholders on the same terms;

•	Purchases from us in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in our filings with the SEC; and

•	Transactions, which when aggregated with the amount of all other transactions between the related person and us, involve less than $120,000 in a fiscal year.

Our Audit Committee approves any related-person transaction before commencement of such transaction, provided that if the related-person transaction is identified after it commences, it is brought to the Audit Committee for ratification, amendment or rescission. The Chairman of our Audit Committee has the authority to approve or take other actions with respect to any related-person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the Chairman of our Audit Committee must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee analyzes the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related-person transaction:

•	Whether the terms are fair to us;

•	Whether the transaction is material to us;

•	The role the related person has played in arranging the transaction;

•	The structure of the transaction; and

•	The interests of all related persons in the transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon us and the related person following certain procedures designated by the Audit Committee.

STOCK OWNERSHIP INFORMATION

Security Ownership by Directors and Executive Officers

The following table shows the beneficial ownership of our common stock reported to us as of March 10, 2011, including shares as to which a vested right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shares credited to accounts under our Thrift Plan, for each director and nominee, the CEO, the CFO and our other three most highly compensated officers during 2010 and our current directors and officers as a group. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of our common stock listed. As of March 10, 2011, there were 143,162,324 shares outstanding.

				Common
		Common		Stock for
		Stock	Common	which
	Common Stock	Underlying	Stock	Beneficial		Total Stock-
	Owned of	Exercisable	Credited	Ownership		Based
	Record	Options	under	is Otherwise		Ownership	Percent of
	(1)	(2)	Thrift Plan	Attributed		(3)	Class
Directors and Nominees

Rodney F. Chase	5,996	19,000	0	-		24,996	*

Gregory J. Goff	93,623	49,387	569	-		143,579	*

Robert W. Goldman	8,107	37,000	0	-		45,107	*

Steven H. Grapstein	71,944	39,000	0	21,502	(6)	132,446	*

William J. Johnson (4)	36,039	39,000	0	-		75,039	*

J.W. Nokes	6,066	19,000	0	-		25,066	*

Donald H. Schmude (4)	16,970	45,000	0	-		61,970	*

Susan Tomasky	0	0	0	-		0	*

Michael E. Wiley	12,942	31,000	0	-		43,942	*

Patrick Y. Yang	3,000	0	0	-		3,000	*

Named Executive Officers

Claude A. Flagg	36,068	191,334	2,405	-		229,807	*

Charles S. Parrish	51,928	213,366	10,426	-		275,720	*

G. Scott Spendlove	42,237	132,099	7,968	-		182,304	*

Former Executives

Gregory A. Wright (5)	96,705	341,500	10,096	-		448,301	*

William J. Finnerty (5)	81,763	375,000	0	-		456,763	*

Everett D. Lewis	155,653	362,466	1,196	-		519,315	*

Bruce A. Smith (5)	789,168	2,459,700	0	-		3,248,868	2.2%

All Current Directors and Executive Officers as a Group (17 individuals)	1,508,209	4,353,852	32,660	21,502		5,916,223	4.0%

*	Less than 1.0%

(1)	Includes shares of unvested restricted stock.

(2)	Includes shares that the listed persons had the right to acquire through the exercise of stock options on March 10, 2011, or within 60 days thereafter.

(3)	Units of phantom stock, payable in cash, which have been credited to the directors under the Board of Directors Deferred Compensation Plan and the Phantom Stock Plan and those awarded to Messrs. Smith, Wright, Finnerty and Lewis are not included in the shares shown above.

(4)	Messrs. Johnson and Schmude are not being re-nominated for election at the 2011 Annual Meeting.

(5)	The beneficial ownership information for former executives Messrs. Wright, Finnerty and Smith is as of the dates of their last known common stock balances: May 6, 2010, February 22, 2010 and September 29, 2010, respectively.

(6)	Mr. Grapstein disclaims beneficial ownership for the shares shown, which are held in accounts for his spouse and minor children.

Security Ownership by Certain Beneficial Owners

The following table sets forth information from filings made with the SEC as to each person or group who as of December 31, 2010 (unless otherwise noted) beneficially owned more than 5% of the outstanding shares of our common stock.

	Amount and Nature of
	Beneficial Ownership
	Number of	Percent of
Name and Address of Beneficial Owner	Shares	Class (1)
FMR LLC (2)	21,221,320	14.8%
82 Devonshire Street Boston, MA 02109

Tradewinds Global Investors, LLC (3)	10,765,464	7.5%
2049 Century Park East, 20th Floor Los Angeles, CA 90067

BlackRock Inc. (4)	8,113,092	5.7%
40 East 52nd Street New York, NY 10022

State Street Corp. (5)	7,931,977	5.5%
State Street Financial Center One Lincoln Street Boston, MA 02111

Donald Smith & Co., Inc. (6)	7,818,350	5.5%
152 W. 57th Street New York, New York 10019

The Vanguard Group, Inc. (7)	7,119,807	5.0%
100 Vanguard Blvd. Malvern, PA 19355

(1)	Based on the number of shares outstanding (143,162,324) on March 10, 2011, plus the number of shares acquirable by the specified person(s) within 60 days of March 10, 2011.

(2)	According to a Schedule 13G filed with the SEC on January 10, 2011, FMR LLC has sole voting power with regard to 106,541 shares of our common stock, shared voting power with regard to none of the shares of our common stock, sole investment power with regard to 21,221,320 shares of our common stock and shared investment power with regard to none of the shares of our common stock, and Edward C. Johnson 3d has sole voting power with regard to none of the shares of our common stock and sole investment power with regard to 22,221,320 shares of our common stock.

(3)	According to a Schedule 13G/A filed with the SEC on March 9, 2011, as of February 28, 2011 Tradewinds Global Investors, LLC has sole voting power with regard to 8,544,191 shares of our common stock, shared voting power with regard to none of the shares of our common stock, sole investment power with regard to 10,765,464 shares of our common stock and shared investment power with regard to none of the shares of our common stock.

(4)	According to a Schedule 13G filed with the SEC on February 9, 2011, BlackRock Inc. has sole voting power and sole investment power with regard to 8,113,092 shares of our common stock.

(5)	According to a Schedule 13G filed with the SEC on February 11, 2011, State Street Corp. has shared voting power and shared investment power with regard to 7,931,977 shares of our common stock. State Street Bank & Trust Company disclaims beneficial ownership of these shares.

(6)	According to a Schedule 13G filed with the SEC on February 11, 2011, Donald Smith & Co., Inc. has sole voting power with regard to 3,999,606 shares of our common stock and sole investment power with regard to 7,818,350 shares of our common stock, and Donald Smith Long/Short Equities Fund, L.P. has sole voting power with regard to 36,147 shares of our common stock, shared voting power with regard to none of the shares of our common stock and sole investment power with regard to 7,818,350 shares of our common stock.

(7)	According to a Schedule 13G/A filed with the SEC on February 9, 2011, The Vanguard Group, Inc. has sole voting power with regard to 178,822 shares of our common stock, sole investment power with regard to 6,940,985 shares of our common stock and shared investment power with regard to 178,822 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or other equity securities. Based on a review of those forms provided to us and any written representations, we believe that during the year ended December 31, 2010, our directors, executive officers and holders of more than 10% of our voting stock filed the required reports on a timely basis under Section 16(a).

COMPENSATION OF DIRECTORS

Director Compensation Program

During 2010 we provided the following annual compensation to our directors who are not employees. We do not pay employee directors for Board service in addition to their regular compensation.

Retainer and Fees

Non-Employee Director Annual Retainers and Fees (1)
Board of Directors (2)	$220,000

Board Chair (3)	$200,000

Lead Director (3)	$25,000

Audit Committee Chair	$15,000

Compensation Committee Chair	$10,000

Environmental, Health & Safety Committee Chair	$8,000

Governance Committee Chair	$8,000

(1)	In addition to the retainers set forth in the table, we reimburse our directors for travel and lodging expenses that they incur in connection with their attendance at meetings of the Board, meetings of any Board committee of which they are members and our annual meeting of stockholders.

(2)	The Annual Base Retainer of $220,000 is payable 50% in cash and 50% in phantom stock (cash denominated units which track our stock price and that must be deferred for a minimum of three years before they may be distributed to a director).

(3)	Effective June 4, 2010, the Lead Director position was replaced with the non-employee Board Chair position.

Information on Director Compensation Plans

Board of Directors Deferred Compensation Plan

Under the Tesoro Corporation Board of Directors Deferred Compensation Plan (“Deferred Compensation Plan”), a director electing to participate may defer a minimum of 20% and up to 100% of his or her total cash compensation, including the portion of any annual retainer fee paid in cash, for the ensuing year into an interest-bearing deferred cash account maintained by us, or with respect to the portion of the annual retainer paid in cash only, into the director’s deferred phantom stock account. For amounts deferred into a cash account, interest is applied each quarter to the beginning account balance at the prime rate published in the Wall Street Journal on the last business day of the quarter plus two percentage points (5.25% at December 31, 2010). One-half of each non-employee director’s annual retainer fee is mandatorily deferred as a non-elective contribution into a deferred phantom stock account. The deferred phantom stock must be held in the account for at least three years regardless of whether or not the director is an active member of the Board. A director may also elect to defer the phantom stock beyond the mandatory three-year period.

All payments under the Deferred Compensation Plan are solely our obligation. Upon the disability or death of a participating director or upon a Change-in-Control (as defined in the Deferred Compensation Plan), the balance in the director’s account under the Deferred Compensation Plan is payable to him or her or his or her beneficiary or beneficiaries, as applicable, in one lump sum.

2010 Director Compensation Table

				Change in
				Pension
				Value and
	Fees			Nonqualified
	Earned or			Deferred
	Paid in	Stock	Option	Compensation	All Other
	Cash	Awards	Awards	Earnings	Compensation
	($)	($)	($)	($)	($)	Total
Name	(1)	(2)(3)	(3)	(4)	(5)	($)
John F. Bookout III (6)	17,351	17,351	-	-	107	34,809

Rodney F. Chase	119,839	110,000	-	-	389	230,228

Robert W. Goldman	118,000	110,000	-	24	389	228,413

Steven H. Grapstein	240,786	110,000	-	137	98	351,021

William J. Johnson	110,000	110,000	-	-	633	220,633

J.W. Nokes	118,000	110,000	-	-	254	228,254

Donald H. Schmude	110,000	110,000	-	2,509	533	223,042

Michael E. Wiley	120,000	110,000	-	-	161	230,161

Patrick Y. Yang (7)	7,097	97,097	-	-	-	104,194

(1)	The following deferral elections of fees earned in 2010 were made by directors pursuant to the Board of Directors Deferred Compensation Plan: Mr. Goldman, $35,400; Mr. Grapstein, $175,393; Mr. Schmude, $110,000 and Mr. Yang, $7,097.

(2)	The amounts in the table reflect one-half of each non-employee director’s annual retainer fees that are automatically deferred as a non-elective contribution into the director’s deferred phantom stock account.

(3)	The table below reflects the total options (no options were granted in 2010) and total phantom stock units outstanding as of the end of the 2010 fiscal year for each non-employee director.

	Total Options	Total Phantom Stock
Director	Outstanding	Units Outstanding
John F. Bookout	19,000	6,576

Rodney F. Chase	19,000	14,083

Robert W. Goldman	37,000	19,783

Steven H. Grapstein	45,000	50,696

William J. Johnson	45,000	27,021

J.W. Nokes	19,000	13,902

Donald H. Schmude	45,000	51,301

Michael E. Wiley	31,000	14,358

Patrick Y. Yang	-	5,649

(4)	The amounts shown represent interest credited under the Board of Directors Deferred Compensation Plan exceeding 120% of the applicable federal rate.

(5)	Amounts shown are the premiums we paid for group life and accidental death and dismemberment insurance coverage prior to eliminating this benefit for active and retired directors effective July 1, 2010.

(6)	Mr. Bookout resigned from the Board effective February 25, 2010.

(7)	Mr. Yang was elected to the Board effective December 8, 2010. In addition, he received a sign-on award of $90,000, which was mandatorily deferred into the director’s deferred phantom stock account. This award has been reflected in the Stock Award Column.

Director Stock Ownership Guidelines

The Director Stock Ownership Guidelines require directors to own stock (either directly or as deferred phantom shares) valued at five times their annual cash retainer. Directors as of May 1, 2009 have five years from that date to meet the ownership target. New directors have five years from the date of their initial election to the Board to meet their ownership requirement. Once the requirement is met, the directors must retain their level of ownership until they no longer serve on the Board. All current directors either meet the guidelines or are on track to do so within the required time period.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement. As described below in the Compensation Discussion and Analysis, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	Reward leaders for superior execution and delivery of outstanding business results and driving a performance-oriented culture;

•	Promote and sustain exceptional performance over time to generate long-term growth in stockholder value; and

•	Inspire teamwork and motivate superior individual performance.

Our named executive officer compensation decisions in 2010 reflect these objectives. For example, the 2010 annual incentive awards were paid between 107.5% and 115% of target for our named executive officers, based on our strong operating performance. In addition, we granted annual long-term incentive awards to our named executive officers in May 2010 with a significant portion (40%) in the form of performance units that will pay out based on a combination of our relative performance against peers in the refining and marketing industry and companies in the S&P 500 index, and our absolute stockholder return.

We also took several actions in 2010 to strengthen our commitment to best practices in our executive compensation program, including:

•	Eliminated evergreen and excise tax gross-up provisions in new and amended executive employment agreements;

•	Adopted a clawback policy; and

•	Eliminated perquisites for senior management.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement, which describes in more detail how our executive compensation program operates and is designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 39 through 61, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the program articulated in the Compensation Discussion and Analysis is effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to our recent improvement and will contribute to our long-term success.

This advisory vote, commonly referred to as a “say-on-pay” vote, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our Board of Directors recommends that you vote “FOR” the approval of the compensation paid to our named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement.

PROPOSAL NO. 3
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to recently adopted Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 2 above should occur every year, every two years or every three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for us at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation program is designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Given that the “say-on-pay” advisory vote provisions are new, holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation program are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation program in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. An annual advisory vote on executive compensation also is consistent with our practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Board of Directors’ selection of independent auditors.

We understand that our stockholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results on this proposal. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation program.

Our Board of Directors recommends that you vote to conduct future advisory votes on executive compensation every “ONE YEAR.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) discusses the principles underlying our executive compensation program and the key executive compensation decisions that were made for 2010. It also explains the most important factors relevant to such decisions. This CD&A provides context and background for the compensation earned by and awarded to our named executive officers (“NEOs”), as reflected in the compensation tables that follow the CD&A. Our NEOs for 2010 were as follows:

•	Gregory J. Goff, President and Chief Executive Officer;

•	G. Scott Spendlove, Senior Vice President and Chief Financial Officer;

•	Charles S. Parrish, Executive Vice President, General Counsel and Secretary;

•	Claude A. Flagg, Senior Vice President, Strategy and Business Development;

Messrs. Smith, Wright and Finnerty were also NEOs during the fiscal year but each of them retired from employment with us in 2010. Mr. Lewis, also an NEO in 2010, will cease employment with us effective March 31, 2011. The terms of Messrs. Smith’s, Wright’s and Finnerty’s retirements and Mr. Lewis’ separation are summarized under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement.

•	Bruce A. Smith, Former Chairman of the Board of Directors, President and Chief Executive Officer;

•	Gregory A. Wright, Former Executive Vice President and Chief Financial Officer;

•	William J. Finnerty, Former Executive Vice President, Strategy and Corporate Development; and

•	Everett D. Lewis, Former Executive Vice President and Chief Operating Officer.

2010 Business Results

Our vision is to be the premier low-cost supplier of transportation fuels in the refining and marketing business in our markets, providing value for our customers while delivering industry leading returns for our shareholders and conducting ourselves responsibly in the communities in which we operate. To achieve these goals we are pursuing the following strategic priorities:

•	improve operational efficiency and effectiveness by focusing on safety and reliability, system improvements and cost leadership;

•	drive commercial excellence by strengthening our supply and trading activities to provide additional value to the business;

•	strengthen our financial position by exercising capital discipline and focusing on improving our liquidity; and

•	capture value-driven growth through a focus on our logistics assets and growing our marketing business.

During 2010, our goals were focused on optimizing cash flows from operations by improving our capture of available margins, devoting capital to income improvement projects, lowering administrative costs and lowering our energy and maintenance costs. Relative to these goals, during 2010 we:

•	improved our gross refining margin by $191 million and improved our cash balance by approximately $235 million as a result of our capital and non-capital initiatives to lower transportation and feedstock costs, increase product margins and improve refinery yields;

•	funded our capital spending of $287 million through cash flows from operations of $385 million of which approximately 10% was devoted to income improvement projects; and

•	significantly reduced our employee benefit obligation by $207 million primarily through changes to our post-retirement life, medical and pension benefit programs.

In addition, we successfully transitioned to a new leadership team, including the appointments of Mr. Goff as our CEO and Mr. Spendlove as our CFO. As a step toward implementing our value-creation strategy, we announced our intention to form Tesoro Logistics LP, designed to take advantage of our strategically advantaged logistics assets.

Our Executive Compensation Framework

Our executive compensation framework is strategically designed to align overall compensation with the successful delivery of outstanding business results. Our executive compensation program targets the market median for each element of direct compensation (base salary, annual cash incentives and long-term incentives) while allocating the majority of total direct compensation to performance-based annual cash incentives and long-term incentives. This approach allows us to reward our executives for delivering value to stockholders while reducing or eliminating overall compensation levels if we do not achieve the results of our goals.

2010 Executive Compensation Program

Reflecting our business results and other considerations, the Committee’s key compensation decisions in 2010 and early 2011 included:

•	Approval of a new compensation peer group consisting of 40 companies. The peer group consists of companies with similar characteristics to our business and reflects the labor market for our executive talent.

•	A base salary adjustment was approved for Mr. Spendlove in recognition of the increased responsibilities associated with his new role as CFO. Base salaries for our other NEOs were not increased in 2010.

•	2010 annual incentive awards were paid between 107.5% and 115% of target for our NEOs based on our strong operating performance. The portion of the bonus program tied to safety was not awarded in light of the incident at our Anacortes refinery. Additional upward adjustments were made to incentive awards for select NEOs to recognize outstanding individual performance.

•	The annual long-term incentive awards granted to our NEOs in May 2010 were lower than awards in 2009 (based on grant date fair value), reflecting the lower values reported by our new peer group. Approximately 40% of the 2010 awards granted to our NEOs (30% for Messrs. Flagg and Spendlove) were made in the form of performance units (based on targeted payout values). These awards will pay out at a range of 0-200% of target and are based on a combination of relative performance against peers in the refining and marketing industries and companies in the S&P 500 index, and our absolute stockholder return over a 33-month period through December 31, 2012. However, no awards will be paid unless we achieve positive stockholder return for the performance period.

•	Other actions taken to strengthen corporate governance and compensation practices are summarized in the table below.

▪	Eliminated “evergreen” provisions in employment agreements. To align our employment agreements with stockholder interests and “best practices,” we amended employment agreements, including Mr. Lewis’, and entered into a new employment agreement with Mr. Goff with fixed terms.

▪	Eliminated excise tax gross-ups and additional service credit provisions from severance and change- in-control arrangements. To reduce amounts payable to executives terminated involuntarily or upon a change-in-control event to competitive levels and to strengthen stockholder-friendly pay practices, the amended employment agreement with Mr. Lewis, and the new employment agreement with Mr. Goff do not provide for excise tax gross-ups or additional service credit. For the foregoing reasons and to eliminate need to offer new individual employment agreements, we adopted a new Executive Severance and Change-in-Control Plan for participants not covered by the terms of an employment agreement, including Messrs. Lewis (after his employment agreement expired on January 31, 2011), Spendlove and Flagg that does not provide for excise tax gross-ups or additional service credit.

▪	Adopted a compensation recoupment (or “clawback”) policy. To align pay practices with stockholder interests by increasing accountability and discouraging excessive risk-taking, we adopted a compensation recoupment policy that allows the recapture of incentive payments paid to an executive who engages in financial misconduct.

▪	Eliminated perquisites for senior management. To promote consistency with overall competitive practices and our compensation philosophy and adopt “best practice” design, we eliminated perquisites for senior management.

The Committee believes the actions described above clearly demonstrate our commitment to implementation and execution of a results-oriented compensation program that reflects good corporate governance practices.

Compensation Philosophy

Our compensation philosophy is to offer competitive compensation and benefit programs that will attract and retain the talented executives and employees who are critical to executing our strategic priorities and committed to increasing stockholder value while adhering to our core values.

Our executive compensation program is designed around the following principles:

•	Rewarding leaders for superior execution and delivery of outstanding business results and driving a performance-oriented culture;

•	Promoting and sustaining exceptional performance over time to generate long-term growth in stockholder value;

•	Inspiring teamwork and motivating superior individual performance.

Our executive compensation program is comprised of a mix of fixed and variable cash and equity-based pay with a significant portion of actual total compensation dependent on meeting financial and operational objectives.

Our Compensation Committee

All compensation and awards to our NEOs are approved by our Compensation Committee, which is composed of three independent directors. The CEO, the General Counsel or Associate General Counsel - Corporate, the Senior Vice President, Human Resources and Communication and the Managing Director, Compensation and Benefits attend regular Compensation Committee meetings and provide information, analysis, additional perspective, and proposals for changes, as requested.

The Compensation Committee meets outside the presence of all of our executive officers, including the NEOs, together with the Committee’s compensation consultant, if requested, to consider appropriate compensation for our CEO, taking into consideration an annual review of the CEO’s performance by the independent members of the Board. The Board receives a list of individual goals from the CEO each year during the first quarter and the CEO formally reviews his performance against the goals with the Board during the year and after the close of the fiscal year. The independent Board members evaluate the CEO’s performance. The Compensation Committee uses this performance evaluation, market data and input from its compensation consultant to determine the CEO’s base salary, annual cash incentive plan award payout and long-term equity incentive awards.

For our other NEOs, our Compensation Committee annually reviews the base salary and short-term and long-term compensation for members of senior management, including the other NEOs. Adjustments, if any, are made to the base salaries at the discretion of the Committee after taking into consideration both the comparative analysis described below under the heading “Comparative Analysis” and input from our CEO.

Our CEO makes annual recommendations to the Compensation Committee on the short-term and long-term compensation for members of senior management, including the other NEOs. The recommendations are made after finalizing our financial and operational results for the prior fiscal year and are based on the CEO’s evaluation of each of the members’ performance. Factors including financial and operational results, individual contributions in obtaining those results and achievement of individual goals are taken into consideration. The CEO’s recommendations are considered by the Compensation Committee when making decisions on setting bonus targets, payments under our annual cash incentive program and grants of long-term equity incentive awards.

When approving changes in total compensation for our officers at the Senior Vice President level and above and other employees designated as Section 16b officers as defined by the SEC, the Compensation Committee reviews individual compensation data sheets, which provide information on each executive’s current and past compensation including base salary, annual cash incentive compensation, long-term equity incentive awards, and wealth accumulation through participation in our Company-sponsored benefit plans including, but not limited to, deferred compensation plans. The Committee uses the data in the individual compensation data sheets as an informational tool to review how a change in the amount of each compensation element affects the executive’s total compensation and to review each executive’s total compensation in the aggregate. Based upon its most recent review, the Compensation Committee determined that total compensation, in the aggregate, for our executives was consistent with the Compensation Committee’s expectations and our compensation philosophy described above.

Compensation Consultants

With respect to fiscal 2010 compensation decisions, the Compensation Committee engaged Frederic W. Cook & Co. (“FW Cook”) as a consultant to review our compensation practices and to compare the compensation of our executive officers to that of our peers, as discussed in further detail below under the heading “Comparative Analysis.” During fiscal 2010, FW Cook provided no services to us or management other than its work providing executive compensation advice to the Compensation Committee.

Comparative Analysis

For fiscal 2010, FW Cook compared the relevant compensation for our senior management positions with a group of 40 companies, which we refer to as our “peer group”. For fiscal 2010, the Compensation Committee asked FW Cook to review our historical compensation benchmarking approach and provide recommended improvements. The peer group used historically was called the “smokestack industry” group and consisted of over 325 companies from various industries. This broad peer group was used for benchmarking purposes due to the limited number of size appropriate independent refining peers.

FW Cook and management followed a systematic and principled approach to the selection of the new peer group using the following guiding principles:

•	The peer group should include a sufficient number of companies to minimize year-over-year volatility in compensation data;

•	Selection criteria should be objective where possible and include similar scale, industry, and business characteristics that reflect our current circumstances as well as our business direction; and

•	Companies should be US-based to facilitate compensation comparisons.

Based on the principles outlined above, the following selection criteria were approved by the Compensation Committee to develop the peer group for fiscal 2010:

•	Asset/Capital intensive nature;

•	Primarily manufacturers in industries such as oil and gas, chemicals, forest products and utilities in which commodity prices heavily influence profitability;

•	Environmentally and safety focused;

•	Currently in a highly regulated business or whose core operations are likely to be significantly impacted by proposed regulations;

•	Operate a number of fixed manufacturing sites or plants; and

•	Companies should generally be no less than one-third and no greater than three times our size as measured by revenue, total assets, and market capitalization.

The members of our peer group for fiscal 2010 are included in the table below. For purposes of the performance units granted during fiscal 2010, we used a separate performance peer group, as discussed in more detail below under the heading “Long-Term Incentives.”

Air Products and Chemicals, Inc.	Marathon Oil Corporation

Alcoa Inc.	Mirant Corporation

Alliant Energy Corporation	Mosaic Company, The

Alon USA Energy, Inc.	Murphy Oil Corporation

Ameren Corporation	NSTAR

Calpine Corporation	NuStar Energy L.P.

Centerpoint Energy, Inc.	Pepco Holdings, Inc.

CHS Inc.	Potash Corporation of Saskatchewan Inc.

Constellation Energy Group, Inc.	PPG Industries, Inc.

Dow Chemical Company	PPL Corporation

Eastman Chemical Company	Praxair, Inc.

Eaton Corporation	Sempra Energy

El Paso Corporation	Smurfit Stone Container Corporation

Frontier Oil Corporation	Sunoco, Inc.

Hess Corporation	United States Steel Corporation

Holly Corporation	Valero Energy Corporation

Ingersoll-Rand plc	Western Refining, Inc.

Integrys Energy Group, Inc.	Weyerhaeuser Company

International Paper Company	Williams Companies, Inc.

Kimberly-Clark Corporation	XCEL Energy Inc.

Pursuant to the peer group listed above, the 2009 revenues (in millions) range from $2,309 to $68,144; 2009 total assets (in millions) range from $2,133 to $65,937; and market capitalization (in millions) range from $50 to $44,145. We had 2009 revenues (in millions) of $16,872, 2009 total assets (in millions) of $8,070 and market capitalization (in millions) of $1,648.

In addition to data from the peer group, FW Cook also provided data to the Compensation Committee from the following resources to confirm and enhance the peer group market group:

•	Industry specific data from the Towers Perrin Oil Industry Group (OIG) survey;

•	General industry data; and

•	Proxy executive compensation data for US-based independent refiners.

We generally target base salaries, annual cash incentives and long-term incentives to the 50th percentile of our peer group. We have chosen the 50th percentile for these compensation components because we believe it offers a fair and competitive starting point to attract and retain critical executive talent. Our emphasis on variable or “at risk” components of incentive pay results in actual compensation ranging above or below the median based on the achievement of the objectives established in our annual and long-term incentive plans and changes in the value of the Company’s stock.

Elements of Executive Compensation

Our executive compensation program is designed to reflect the philosophy and objectives described above. The elements of executive pay are presented in the table below and discussed in more detail in the following paragraphs.

Component	Type of Payment/Benefit	Purpose
Base Salary	Fixed annual cash payments with each executive eligible for annual increase.	Attract and retain talent. Designed to be competitive with those of comparable companies.
Annual Cash Incentives	Performance-based annual cash payment.	Pay for performance. Focus on corporate, team/business unit and individual goals.
Long-term Incentives	Stock options, restricted stock, and performance units.	Designed to align executive compensation with the long-term interests of our stockholders by rewarding our executives for excellent performance as it is reflected in our stock price.
Other Executive Benefits	Retirement benefits and perquisites.	Provide competitive benefits and retention. As of July 2010, eliminated all executive perquisites for former, current and future executives in alignment with best practice.
Health and Welfare Benefits	Fixed compensation component, generally available to all employees.	Attract and retain talent. Designed to be competitive with those of comparable companies.

We determine the appropriate level for each compensation component based in part, but not exclusively, on comparative analysis against our peer group, our view of internal equity and consistency, and other relevant considerations. In addition to determining the appropriate level for each compensation component, our Compensation Committee reviews total compensation for alignment with our philosophy and for alignment with our peer group. However, the Compensation Committee believes that each compensation component should be considered separately and that payments or awards derived from one component should not negate or reduce payments or awards derived from other components.

Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and annual compensation (base salary and annual cash incentives), between cash and non-cash compensation, or among different forms of non-cash compensation. The following sets forth the relationship of each of the components of compensation to total compensation for our CEO and NEOs for 2010.

Elements of CEO 2010 Compensation*

At-Risk Compensation:
Annual Cash	18%
Incentive
Performance	25%
Units
Stock Options	19%

Total	62%

*	The compensation elements above are based on Mr. Goff’s targeted compensation opportunities on an annualized basis. 62% of his total compensation is considered “at risk” and 43% is based upon achieving specific performance measures.

Elements of Other NEOs 2010 Compensation*

At-Risk Compensation:
Annual Cash	21%
Incentives
Performance	19%
Units
Stock Options	16%

Total	56%

*	The compensation elements above are based on the targeted compensation opportunities for Messrs. Spendlove, Parrish, Flagg and Lewis, on an annualized basis. 56% of these other NEOs’ total compensation is considered “at risk” and 40% is based upon achieving specific performance measures.

Base Salaries.  Base salaries for our NEOs are reviewed each year. When making base salary determinations, the Compensation Committee considers market-based salary rates at the 50th percentile of our peer group as well as individual roles, experience, performance, the relative importance of the position to us, the past individual salary history and the competitive landscape for the position (with no particular weighting assigned to any of these factors).

The base salaries paid to our NEOs in 2010 are set forth below in the Summary Compensation Table in this Proxy Statement. For 2010, with the exception of Messrs. Goff and Spendlove, base salaries for the NEOs remained unchanged from their 2009 levels. Mr. Goff commenced his employment with us on May 1, 2010; his initial base salary was established in connection with the arm’s length negotiation of his employment agreement with our independent directors. Mr. Spendlove’s base salary was increased from $340,000 to $400,000, effective September 10, 2010, in connection with his promotion to Senior Vice President and Chief Financial Officer.

Annual Performance Incentives.  We believe that annual cash based incentives promote management’s efforts to drive the achievement of annual performance goals and objectives, which in turn helps to create additional shareholder value. In March 2010, the Compensation Committee approved the 2010 incentive compensation program (the “2010 ICP”) based on management’s recommendation. The 2010 ICP structure approved for our senior executives was similarly used across the Company for salaried and hourly incentive eligible employees. The 2010 ICP used a mix of objectives designed to focus management on key areas of performance. The 2010 performance measures were derived from shareholder value drivers that were within the control and influence of management and measured comparably from year to year. These measures focused on two equally-weighted, independently achievable objectives:

•	Financial effectiveness — measured by year-over-year income improvements through execution of non-capital initiatives. This metric promoted the importance of rewarding measureable improvements resulting in profitability through internal efforts.

•	Operational performance — measures included improvements in the personal safety, process safety, environmental incidents, and cost management. These metrics emphasized the importance of environmental, safety and reliability and support a focus on driving further efficiencies.

Potential payouts were based on pre-established threshold, target and maximum performance levels. The Committee had further discretion to decrease or increase payouts by up to 25% based upon its assessment of quantitative and qualitative measures relating to: our performance relative to our peers, market expectations or broader indexes; progress in attaining strategic goals; business unit performance; and leadership attributes

(no particular weighting was assigned to any measure). The performance metrics and results under the 2010 ICP are summarized in the table below:

Goal	Weighting	Threshold	Target	Maximum	Actual	% Achieved
Financial Effectiveness: measured by improvement in non-capital improvement initiatives (in $ millions)	50%	50	165	231	$204	160%

Personal Safety: measured by improvement in # of incidents	7.5% - 15%	3-year average (1.14)	10% improvement over 3-year average (1.03)	20% improvement over 3-year average (.91)	.98	0*

Process Safety Management: measured by improvement in # of incidents	0% - 7.5%**	3-year average (11)	20% improvement over 3-year average (9)	30% improvement over 3-year average (8)	20	0

Environmental: measured by improvement in # of incidents	0% - 7.5%**	3-year average (34)	10% improvement over 3-year average (31)	20% improvement over 3-year average (27)	36	0

Cost Management: measured by cash expenditures as a % of total budget	27.5% - 35%	≤ 102.5 and > 97.5	≤ 97.5 and > 95	≤ 95	97%	100%

			Overall Performance Achieved			107.5% - 115%

*	The portion of the bonus program tied to personal safety was not awarded in light of the incident at our Anacortes refinery.

**	Process Safety and environmental performance applied only to executives and employees in the operations business units (e.g. refining).

Consistent with prior years, the target bonus opportunities for the NEOs were set at the 50th percentile of our peer group. With the exception of Messrs. Goff’s and Spendlove’s bonus targets, the NEOs’ target amounts remained unchanged from 2009. Mr. Goff’s targets were set in connection with the arm’s length negotiation of his employment agreement. Mr. Spendlove’s target bonus percentage was increased by 10% in connection with his promotion to CFO. For 2010, the NEO target bonus amounts, as a percentage of base salary, were as follows: Mr. Goff — 100% (Mr. Goff’s award payment was subject to proration for the portion of the fiscal year that he was employed by us); Mr. Spendlove — 60%; Mr. Parrish — 70%; Mr. Flagg — 65%; Mr. Smith — 120%; Mr. Wright — 80%; Mr. Finnerty — 100% and Mr. Lewis — 90%. Messrs. Smith, Wright, and Finnerty were not eligible for an annual incentive compensation award due to their retirement during 2010.

In determining the annual incentive awards to our NEOs, the Committee considered our overall performance in addition to performance relative to the metrics established under the 2010 ICP summarized in the table above. The table below provides the specific bonus targets, level of achievement, discretionary adjustment, and annual bonus payment for each NEO for 2010:

					Discretionary
	Bonus			Calculated	Adjustment
	Eligible	Target	Performance	Bonus	(% Increase/	Total Bonus
Name	Earnings	Bonus %	Achieved (1)	Payout ($)	Decrease)	Payout ($)
Gregory J. Goff	571,154	100%	109%	622,558	20.5%	750,000

G. Scott Spendlove	356,385	60%	115%	217,483	10%	239,231

Charles S. Parrish	500,000	70%	115%	402,500	10%	442,750

Claude A. Flagg	420,000	65%	107.5%	293,475	10%	322,823

Former Executive

Everett D. Lewis (2)	700,000	90%	107.5%	677,250	-	677,250

(1)	Mr. Goff’s bonus payout was calculated based on corporate performance results of 109% of target. Bonus payouts for the other NEOs were calculated based on corporate performance results of 115% of target for Administration employees (Messrs. Spendlove and Parrish) and 107.5% of target for Operations employees (Messrs. Flagg and Lewis).

(2)	Mr. Lewis will cease employment with us effective March 31, 2011, after the payout of bonuses for 2010 performance.

The 2010 ICP provided the Committee the discretion to increase actual bonus payouts for the NEOs. In determining discretionary adjustments, if any, for the NEOs, the Committee evaluated the NEO’s individual performance related to their individual goals which were primarily related to the specific business units or functions over which they had responsibility. Their performance was assessed by the CEO and reviewed with the Committee. The Committee and the other independent members of the Board reviewed Mr. Goff’s performance relative to his individual performance goals. Mr. Goff’s individual specific goals are tied to our performance as a whole. Upward adjustments were made to the ICP awards for Messrs. Goff, Spendlove, Parrish, and Flagg in recognition of success in meeting their individual strategic goals, changes in responsibilities, and our overall superior performance, especially in light of the extremely challenging operating environment.

Inducement and Retention Bonuses.  As an inducement to entering into his employment agreement with us, Mr. Goff received a $900,000 cash payment on May 1, 2010 and will receive an additional $250,000 cash payment on May 1, 2011. In the event Mr. Goff’s employment is terminated by us for cause during the term of the employment agreement, we will seek repayment or recovery of the cash payments, as appropriate. Effective June 9, 2010, we entered into an agreement with Mr. Lewis, which provided him with a $400,000 special cash retention bonus if he continued service with us through January 31, 2011.

Long-Term Incentives.  We believe that our senior executives, including our NEOs, should have an ongoing stake in our success and their interests should be aligned with those of our stockholders. Accordingly, we believe that these executives should have a considerable portion of their total compensation tied to stock price performance in the form of equity incentives.

In March 2010, the Compensation Committee approved a long-term incentive compensation strategy covering our NEOs and other key employees. The 2010 compensation strategy addressed retention through the grants of restricted stock (30% of the total award for the CEO and Executive Vice Presidents, 34% for the Senior Vice Presidents). The 2010 compensation strategy also addressed stockholder alignment through use of stock options (30% of the total award for the CEO and Executive Vice Presidents, 33% for the Senior Vice Presidents) and performance units (40% of the total award for the CEO and Executive Vice Presidents, 33% for the Senior Vice Presidents, based on the targeted payout values). The performance units will pay out at 0-200% of target based on a combination of our:

•	Relative Total Stockholder Return (“RTSR”) from April 1, 2010 through December 31, 2012 measured against a performance peer group made up of Alon USA Energy, Inc., Holly

Corporation, Frontier Oil Corporation, Western Refining, Inc., Valero Energy Corporation, Sunoco, Inc. and the Standard & Poor’s 500 Index (“S&P 500”); and

•	Absolute stockholder return from April 1, 2010 through December 31, 2012.

The performance peer group includes refining and marketing companies that have common characteristics with us, not shared by other companies in our peer group used solely for compensation benchmarking purposes, or some of our larger competitors within the oil and gas industry. In particular, the companies in the performance peer group are dependent on the margin environment to drive profitability and cash flow. We think it is appropriate to measure our performance against this performance peer group for RTSR purposes because they face similar challenges in the marketplace and because we believe investors view our businesses in a similar manner. Use of the S&P 500 measurement will reflect our performance against a broader index of large-cap common stock companies. Absolute stockholder return is included as an element in determining payout so that awards are not paid if stockholders do not earn positive returns during the performance period.

In addition to the annual grant to the NEOs, as discussed above, in connection with the arm’s length negotiation of Mr. Goff’s employment agreement, on May 3, 2010 we awarded him: unrestricted shares of our common stock with a value of $100,000, restricted stock units with a value of $3,500,000, vesting in equal installments on the first two anniversaries of the grant date; stock options valued at $250,000, vesting 30% on each of the first two anniversaries of the grant date and 40% on the third anniversary of the grant date; and restricted stock with a value of $250,000, vesting on May 1, 2011. The equity awards provided to Mr. Goff upon becoming CEO were intended to replace the value of long-term incentive awards he forfeited when he resigned from his previous employer and to provide immediate alignment of his compensation with stockholders.

Executive Benefits.  Historically, we provided certain perquisites including, but not limited to, reimbursement for certain club membership fees and financial planning services. The perquisites that we provided were those that we identified as most important in attracting and retaining executives. In order to promote consistency with overall competitive practices and our compensation philosophy and to adopt a “best practice” compensation design, as of July 1, 2010, our executive officers are no longer entitled to any perquisites.

Retirement Plans.  We maintain non-contributory qualified and non-qualified retirement plans that cover officers and other eligible employees. See the discussion under the heading “Pension Benefits in 2010” for a description of the plans.

Employment Agreements and Change-in-Control and Termination Arrangements.

Our practice has been to enter into employment agreements with certain of our NEOs in order to ensure continued stability, continuity and productivity among members of our management team. The severance and change-in-control provisions contained in employment agreements were designed to protect our NEOs in the event of involuntary termination without cause whether or not the termination results from a change-in-control under their employment agreements. These provisions helped us to attract and retain talented individuals for certain important positions. As described below and consistent with best practices, in 2010 we amended existing agreements and in 2011 we adopted a new Executive Severance and Change-in-Control Plan.

During the 2010 fiscal year, we entered into an amended and restated employment agreement with Mr. Lewis (the “Amended Lewis Agreement”) and a separation and waiver of liability agreement with Mr. Finnerty (the “Finnerty Separation Agreement”). The Amended Lewis Agreement was effective on March 18, 2010 and aligned the Amended Lewis Agreement with “best practices” with respect to various items, including the replacement of an automatically renewing term with a one-year term, the elimination of entitlement to a Section 280G gross-up payment, and extra service credit for non-qualified benefits in connection with a termination following a change-in-control. The Amended Lewis Agreement expired by its own terms on January 31, 2011 and at such time Mr. Lewis was eligible for potential termination benefits under the newly adopted Executive Severance and Change-in-Control Plan, discussed below. The Finnerty

Separation Agreement was entered into on March 18, 2010 and sets forth the terms of his separation from us as of March 31, 2010.

On January 12, 2011, the Board approved and adopted a new Executive Severance and Change-in-Control Plan. The new Plan reduces uncertainty for certain executives in the event of a change-in-control or other events affecting the existence of the Company and provides a benefit in the event of the termination of employment of certain executives, including Messrs. Spendlove and Flagg (and Mr. Lewis, upon his cessation of employment), under certain conditions that are beyond the executive’s control. The new Plan does not impact those NEOs who are covered by severance and change-in-control provisions in their employment agreements and those NEOs and other employees with whom we have management stability agreements. The new Plan, which does not provide for excise tax gross-ups or additional service credit provisions, is market competitive with amounts payable to executives terminated involuntarily or upon a change-in-control event, strengthens stockholder-friendly pay practices and eliminates the need to offer new individuals employment agreements.

Our employment agreements with the NEOs are summarized under the heading “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements” in this Proxy Statement. Our severance and change-in-control provisions for the NEOs are summarized under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement.

Stock Ownership Guidelines

Our Board has established stock ownership guidelines to:

•	Strengthen the alignment of senior executive interests with those of stockholders;

•	Further promote our longstanding commitment to sound corporate governance; and

•	Demonstrate the confidence in our long-term prospects by our CEO, Executive Vice Presidents and Senior Vice Presidents.

Under these guidelines, each of the executives in the positions named below is required to retain 50% of the net shares obtained from an option exercise or restricted stock grant until he or she satisfies the ownership guidelines based on a multiple of salary as set forth in the following table. Each executive is also required to retain that level of ownership for as long as the individual is a part of our senior management team. All of the NEOs are relatively new in their positions and as a result are continuing to retain 50% of the net shares obtained from stock option exercises or vesting of restricted stock grants in order to meet the ownership guidelines.

Position	Stock Ownership Guideline
Chief Executive Officer	5x annual base salary

Chief Operating Officer	4x annual base salary

Executive Vice Presidents	3x annual base salary

Senior Vice Presidents	2x annual base salary

2011 Compensation Program

On February 1, 2011, the Committee approved our 2011 compensation program which will, overall, remain consistent with our 2010 compensation program. The 2011 Incentive Compensation Program (the “2011 ICP”) design is similar in many aspects to the 2010 ICP as it focuses on internally driven improvements in the business. There are, however, changes to the program. With the exception of Mr. Goff, 2011 ICP payouts will be determined by performance against pre-established targets for corporate performance (50% weighting, comprised of financial effectiveness (25% weighting) and operational performance (25% weighting)) and business unit performance (50% weighting). For Mr. Goff, 2011 ICP payouts will be determined by performance against pre-established targets for corporate performance (100% weighting, comprised of financial effectiveness (50% weighting) and operational performance (50% weighting)). Business unit performance was added for the NEOs, other than Mr. Goff, because each of them has responsibility for a specific business unit or several business units. Our 2011 business plan targets growth in earnings before interest, taxes, depreciation and amortization (EBITDA), and as a result, EBITDA replaces non-capital initiatives as the primary metric for financial effectiveness. Consistent with the 2010 ICP, operational performance measures include improvements in the personal safety, process safety, environmental incidents, and cost management. Also, business units will be measured using common criteria to promote consistency. The program provides all employees the same upward and downward bonus opportunity (0% below threshold; 50% at threshold; 200% at maximum). The Committee will have further discretion to decrease or increase payouts by up to 25% based upon its assessment of quantitative and qualitative measures relating to: our performance relative to our peers, market expectations or broader indexes; progress in attaining strategic goals; business unit performance; and leadership attributes (no particular weighting will be assigned to any measure).

Equity Grant/Trading Policies

The Compensation Committee has adopted an equity award governance policy under which all long-term equity incentives are granted at the Compensation Committee’s meeting in late January or early February of each year. We have chosen this time because it is the first meeting of each calendar year at which our results of operations from the previous year are available to the Compensation Committee. Among other things, the policy prohibits the issuance of stock options at a price less than the closing sale price of our common stock on the date of grant. We delayed the timing of the 2011 grants because we are requesting shareholder approval of a new long-term incentive plan at our 2011 Annual Meeting. We do not time equity grants in coordination with the release of material non-public information.

We also maintain an insider trading policy which prohibits, among other things, any employees and directors from entering into transactions when in possession of material non-public information or from participating in short-term trading or hedging activities involving our securities. The policy requires directors, senior executives and informational insiders to follow preclearance procedures for all transactions involving our securities.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to certain executives, unless that compensation is “performance-based compensation” as defined by the Code. We believe that our stock option grants qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). The Compensation Committee considers deductibility under Section 162(m) with respect to other compensation arrangements with executive officers. However, the Compensation Committee and the Board believe that it is in our best interest that the Committee retain its flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of performance goals established by the Committee as well as other corporate goals important to our success, such as encouraging employee retention and rewarding achievement. Currently, the following components of our executive compensation program are not eligible for Section 162(m) deductibility: base salary, annual incentive bonuses, time-based restricted stock awards, time-based restricted stock unit awards and any personal benefits considered to be income to our executives.

Clawback Policy

In February 2010, we adopted a compensation recoupment, or “clawback” policy that provides that in the event of a material restatement of financial results due to misconduct, our Board will review all incentive payments that were made to any then existing senior vice president or above including our controller on the basis of having met or exceeded specific performance targets in grants or awards made after February 2, 2010 which occur during the 24-month period prior to restatement. If such payments would have been lower had they been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for our benefit such payments to any then existing senior vice president or above including our company controller whose misconduct caused or significantly contributed to the material restatement, as determined by the Board.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors as of February 23, 2011.

Michael E. Wiley, Chairman
William J. Johnson
J.W. Nokes

2010 Summary Compensation Table

The following table sets forth information regarding the compensation of our CEO, our CFO, our three other highest paid executive officers (other than the CEO and CFO), as well as our former CEO, CFO and former highest paid executive officer.

							Change in
							Pension Value
						Non-Equity	and Nonqualified
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation
Name and		Salary	Bonus	($)	($)	($)	($)	($)	Total
Principal Position	Year	($)	($)(1)	(2)	(3)	(4)	(5)	(6)(7)	($)
Gregory J. Goff
President and Chief Executive	2010	571,154	900,000	5,177,636	1,126,827	750,000	323,500	7,615	8,856,732
Officer (8)

G. Scott Spendlove
Senior Vice President	2010	356,385	-	178,622	124,792	239,231	357,779	16,500	1,273,309
and Chief Financial Officer

Charles S. Parrish	2010	500,000	-	406,044	256,925	442,750	1,111,306	16,500	2,733,525

Executive Vice President, General	2009	477,945	-	339,120	483,690	-	365,474	16,500	1,682,729

Counsel and Secretary	2008	429,454	-	278,760	637,956	-	258,286	17,273	1,621,729

Claude A. Flagg
Senior Vice President,	2010	420,000	-	370,174	256,925	322,823	512,805	22,642	1,905,369
Strategy and Business Development

Former Executives

Bruce A. Smith	2010	475,000	-	-	-	-	-	2,239,435	2,714,435

Former Chairman of the Board of	2009	1,300,000	-	-	6,952,238	-	363,362	136,829	8,752,429

Directors, President and Chief Executive Officer (9)	2008	1,298,634	-	2,080,660	4,788,234	-	4,490,996	643,011	13,301,535

Gregory A. Wright	2010	240,100	-	-	-	-	-	371,560	611,660

Executive Vice	2009	637,000	-	706,500	1,025,423	-	401,378	85,618	2,855,919

President and Chief Financial Officer (9)	2008	636,604	-	472,680	1,088,802	-	-	36,405	2,234,491

							Change in
							Pension Value
						Non-Equity	and Nonqualified
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation
Name and		Salary	Bonus	($)	($)	($)	($)	($)	Total
Principal Position	Year	($)	($)(1)	(2)	(3)	(4)	(5)	(6)(7)	($)
William J. Finnerty	2010	218,376	-	-	-	-	-	2,483,893	2,702,269

Former Executive Vice President,	2009	777,000	-	706,500	1,025,423	-	773,371	32,522	3,314,816

Strategy and Corporate Development (9)	2008	776,686	-	577,720	1,327,590	-	1,157,041	43,969	3,883,006

Everett D. Lewis	2010	700,000	-	663,810	433,102	677,250	1,104,772	9,800	3,588,734

Executive Vice President	2009	700,000	-	876,060	1,270,492	-	362,722	9,800	3,219,074

and Chief Operating Officer (9)	2008	678,825	-	472,680	1,088,802	-	1,233,174	14,060	3,487,541

(1)	The annual cash incentive award that was paid to the executive officers is reflected under the Non-Equity Incentive Plan Compensation column. The bonus amount for Mr. Goff represents an inducement cash payment per his employment agreement.

(2)	The amounts shown in this column reflect the aggregate grant date fair value of restricted stock, restricted stock units, performance units and common stock granted during the applicable fiscal year, calculated in accordance with financial accounting standards.

(3)	The amounts shown in this column reflect the aggregate grant date fair value of stock options granted during the applicable fiscal year, calculated in accordance with financial accounting standards. See Note P “Stock-Based Compensation” in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for the valuation assumptions used in determining the fair market value of option grants.

(4)	The amounts shown in this column represent the annual cash incentive awards earned under the 2010, 2009, and 2008 annual incentive compensation programs. No bonuses were paid for 2009 or 2008 to the NEOs.

(5)	The amounts shown in this column reflect the change in pension value during the fiscal year.

(6)	The table below provides the aggregate incremental cost of the components included in the All Other Compensation Column for 2010.

(7)	The All Other Compensation values for 2008 were revised slightly from those values previously disclosed in prior proxy statements due to a revised calculation of dividends paid on restricted stock for the applicable fiscal year.

2010 All Other Compensation ($)

	Gregory J.	G. Scott	Charles S.	Claude A.
	Goff	Spendlove	Parrish	Flagg
Personal Use of Aircraft (a)	-	-	-	-

Financial and Tax Planning (b)	-	-	-	-

Social Club Membership (c)	-	-	-	5,765

Executive Annual Physical (d)	-	-	-	-

Thrift Plan Company Contributions (e)	7,615	16,500	16,500	16,877

Retirement Gifts (f)	-	-	-	-

Office Equipment (g)	-	-	-	-

Severance (h)	-	-	-	-

Chairman of the Board Fees (i)	-	-	-	-

Consulting Fees (j)	-	-	-	-

Total	7,615	16,500	16,500	22,642

	Bruce A.	Gregory A.	William J.	Everett D.
Former Executives	Smith	Wright	Finnerty	Lewis
Personal Use of Aircraft (a)	-	-	-	-

Financial and Tax Planning (b)	35,000	31,466	-	-

Social Club Membership (c)	-	2,395	5,698	-

Executive Annual Physical (d)	500	-	1,791	-

Thrift Plan Company Contributions (e)	16,500	16,500	16,500	9,800

Retirement Gifts (f)	10,332	7,599	6,652	-

Office Equipment (g)	2,102	-	-	-

Severance (h)	2,175,000	313,600	2,000,000	-

Chairman of the Board Fees (i)	1	-	-	-

Consulting Fees (j)	-	-	453,252	-

Total	2,239,435	371,560	2,483,893	9,800

(a)	Personal Use of the Company Aircraft: The methodology that we use to calculate the incremental direct operating cost for personal use of the aircraft is based on the cost of fuel, trip-related airport fees, and pilot meals and lodging. Since the aircraft is primarily used for business travel, the methodology excludes the fixed costs which do not change based on the usage of the aircraft and non-trip related hangar and maintenance expenses. Messrs. Goff and Smith reimbursed us for personal use of the aircraft so there is no dollar amount reported for 2010.

(b)	Financial and Tax Planning: We provided financial and tax planning services to officers and select key executives through our preferred providers or through the executive’s own financial planning firm. We provided reimbursement for these expenses, subject to an annual limit of $15,000 for the applicable year the expense is incurred and a one-time benefit of $20,000 in the year following retirement. Effective July 1, 2010, this benefit was eliminated.

(c)	Social Club Memberships: We provided for the initiation fees and dues for club memberships to social organizations and health clubs to officers. We provided reimbursement for these expenses, subject to the limits of total initiation fees not to exceed 10% of the executive’s base pay in the aggregate and monthly dues of up to $750 in the aggregate. Effective July 1, 2010, this benefit was eliminated.

(d)	Executive Annual Physical: We provided for annual physicals to our officers and to select key executives including travel costs associated with receiving this benefit. Effective July 1, 2010, this benefit was eliminated.

(e)	Thrift Plan Company Contributions: We provided matching contributions dollar for dollar up to 7% of eligible earnings for all our employees who participate in the Thrift Plan.

(f)	Retirement Gifts: We provided retirement gifts (watches and earrings) to departing officers and / or their spouses.

(g)	Office Equipment: We provided certain office equipment to Mr. Smith as part of his retirement.

(h)	Severance: The severance amounts are per the terms and conditions of Messrs. Smith’s and Wright’s employment agreement and Mr. Finnerty’s separation agreement and were paid as contractually required. Messrs. Smith’s and Wright’s severance amounts were determined by taking the executive’s base salary from date of retirement to a specified date defined in their employment agreement (December 31, 2011 for Mr. Smith and November 1, 2010 for Mr. Wright). Mr. Finnerty’s severance amount was an agreed upon amount per his separation agreement.

(i)	Chairman of the Board Fees: Per Mr. Smith’s employment agreement, he received compensation for his role as Chairman of the Board for up to a year after his retirement. Mr. Smith served as Chairman of the Board from May 1, 2010 through June 3, 2010.

(j)	Consulting Fees: Per Mr. Finnerty’s separation agreement, he received payment for six months ($75,542 per month) for consulting services.

(8)	Effective May 1, 2010, Mr. Goff was named President and Chief Executive Officer.

(9)	These NEOs retired from employment with us in 2010: Mr. Smith, April 30, 2010; Mr. Wright, May 5, 2010 and Mr. Finnerty, March 31, 2010. Mr. Lewis’s employment with us will cease effective March 31, 2011.

Grants of Plan-Based Awards in 2010

The following table sets forth information regarding the grants of annual cash incentive compensation, common stock, stock options, restricted stock and performance units to our NEOs.

						All
						Other
						Stock	All Other
						Awards:	Option		Grant
						Number	Awards:	Exercise	Date Fair
						of	Number of	or Base	Value of
			Estimated Future Payouts Under			Shares	Securities	Price of	Stock and
			Non-Equity Incentive Plan Awards (1)			of Stock	Underlying	Option	Option
						or Units	Options	Awards	Awards
	Award	Grant	Threshold	Target	Maximum	(#)	(#)	($/Sh)	($)
Name	Type	Date	($)	($)	($)	(2)	(2)	(3)	(4)
Gregory J. Goff(5)	Annual Incentive	n/a	-	571,154	1,142,308

	Common Stock	5/3/2010				7,321			100,005

	Stock Options	5/3/2010					33,513	13.66	260,623

	Restricted Stock	5/3/2010				18,302			250,005

	Restricted Stock Units	5/3/2010				256,223			3,500,006

	Stock Options	5/5/2010					118,000	12.93	866,204

	Restricted Stock	5/5/2010				68,000			879,240

	Performance Units	5/5/2010				1,200,000			448,380

G. Scott Spendlove	Annual Incentive	n/a	52,007	189,115	378,231

	Stock Options	5/5/2010					17,000	12.93	124,792

	Restricted Stock	5/5/2010				10,000			129,300

	Performance Units	5/5/2010				132,000			49,322

Charles S. Parrish	Annual Incentive	n/a	87,500	350,000	875,000

	Stock Options	5/5/2010					35,000	12.93	256,925

	Restricted Stock	5/5/2010				21,000			271,530

	Performance Units	5/5/2010				360,000			134,514

Claude A. Flagg	Annual Incentive	n/a	75,075	273,000	546,000

	Stock Options	5/5/2010					35,000	12.93	256,925

	Restricted Stock	5/5/2010				21,000			271,530

	Performance Units	5/5/2010				264,000			98,644

Former Executives

Bruce A. Smith	Annual Incentive	n/a	390,000	1,560,000	3,900,000

Gregory A. Wright	Annual Incentive	n/a	127,400	509,600	1,274,000

William J. Finnerty	Annual Incentive	n/a	194,250	777,000	1,942,500

Everett D. Lewis	Annual Incentive	n/a	157,500	630,000	1,575,000

	Stock Options	5/5/2010					59,000	12.93	433,102

	Restricted Stock	5/5/2010				34,000			439,620

	Performance Units	5/5/2010				600,000			224,190

(1)	These columns show the range of awards under our 2010 ICP, which is described in the section “Annual Performance Incentives” in the Compensation Discussion and Analysis. The “threshold” column represents the minimum payout for the performance metrics under the 2010 ICP assuming that the minimum level of performance was attained. The “target” column represents the amount payable if the performance metrics were reached. The “maximum” column represents the maximum payout for the performance metrics under the 2010 ICP assuming that the maximum level of performance was attained.

(2)	The amounts shown in these columns represent the number of shares of common stock, restricted stock, restricted stock units, stock options and performance units (to be settled in cash) granted during 2010. No phantom stock options were issued to NEOs in 2010. The awards granted for Mr. Goff (except his performance units) were granted using Treasury Shares. The grants for Messrs Spendlove, Parrish, Flagg and Lewis, as well as Mr. Goff’s performance unit award were granted under the 2006 Long-Term Incentive Plan as described in the section “Long-Term Incentives” in the Compensation Discussion and Analysis.

(3)	The exercise price per share is the closing price of our common stock on the NYSE on the date of the option grant.

(4)	The amounts shown in this column represent the grant date fair value of the awards computed in accordance with financial accounting standards.

(5)	For Mr. Goff, the above table reflects the prorated annual incentive that he was eligible for in 2010 as well as the awards received as inducement awards, granted May 3, 2010, and annual awards, granted May 5, 2010, per his employment agreement.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements and arrangements with our NEOs, the significant terms of which are detailed below.

Mr. Goff.  Mr. Goff’s employment agreement, negotiated at arm’s length with our independent directors, has a three-year term commencing on May 1, 2010. At the end of the fiscal year his base salary was $900,000. He is entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 100% of his annual base salary, with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan. As an inducement to entering into the his employment agreement, Mr. Goff received the following compensation (the “Inducement Awards”) effective May 3, 2010 unless noted otherwise: (i) $900,000 cash payment on May 1, 2010; (ii) unrestricted shares of our common stock with a value of $100,000; (iii) a grant of restricted stock units with a value of $3,500,000; (iv) a grant of stock options valued at $250,000; and (v) a grant of restricted common stock with a value of $250,000. Additionally, Mr. Goff will receive a cash payment of $250,000 on May 1, 2011, subject to continued employment.

Mr. Parrish.  Mr. Parrish’s employment agreement has an initial term ending May 7, 2012 and renews thereafter for an additional year on each annual anniversary date of the agreement (May 7), unless we terminate the agreement in accordance with its terms. At the end of the fiscal year, his base salary was $500,000. He is entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 70% of his annual base salary, with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan.

Mr. Smith.  Mr. Smith’s amended employment agreement had a term which expires on December 31, 2011. His base salary prior to his retirement was $1,300,000, and he was entitled to participate in an annual incentive compensation program established in a manner consistent with his position and consistent with the evaluation of his performance by the independent directors of the Board. The target incentive bonus was to be 120% of his base salary as in effect each year; however, his actual annual bonus could range from 0% to 300% and was to be determined based upon achievement of performance goals established by the Compensation Committee. Mr. Smith’s employment agreement provided that he would terminate his employment by retirement during the term of the agreement if a successor CEO was elected by the Board of Directors; provided, however, that he would continue as Chairman of the Board for up to one year after his termination for $1 if requested by the Board. As discussed above, a successor, Mr. Goff, was appointed by the Board to serve as our new President and CEO effective May 1, 2010.

Mr. Wright.  Mr. Wright’s amended employment agreement had a term which expired on November 1, 2010. His base salary prior to retirement was $637,000, and he was entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 65% of his annual base salary, with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan.

Mr. Finnerty.  On March 18, 2010, we entered into the Finnerty Separation Agreement. The Finnerty Separation Agreement is summarized under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement. Mr. Finnerty’s amended employment agreement, as in place on or prior to the Finnerty Separation Agreement, renewed for an additional year on each annual anniversary date of the agreement (February 2), unless we terminated the agreement in accordance with its terms. Prior to his retirement, his base salary was $777,000 and he was entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 65% of his annual base salary, with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan.

Mr. Lewis.  On March 18, 2010, we entered into the Amended Lewis Agreement. Pursuant to the Amended Lewis Agreement, the term of the agreement expired on January 31, 2011, Mr. Lewis’s base salary was $700,000, and he was entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 90% of his annual base salary, with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan. Mr. Lewis will cease to be employed by us effective March 31, 2011.

Outstanding Equity Awards at 2010 Fiscal Year End

The following table sets forth the outstanding equity awards of our NEOs at the end of 2010.

	Option Awards (1)					Stock Awards (2)
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market or
										Awards:	Payout
										Number	Value of
										of	Unearned
								Market		Unearned	Shares,
		Number of	Number of			Number of		Value of		Shares,	Units or
		Securities	Securities			Shares or		Shares or		Units or	Other
		Underlying	Underlying			Units of		Units of		Rights	Rights
		Unexercised	Unexercised	Option		Stock		Stock That		That Have	That Have
		Options	Options	Exercise	Option	That Have		Have Not		Not	Not
	Grant	(#)	(#)	Price	Expiration	Not		Vested ($)		Vested	Vested ($)
Name	Date	Exercisable	Unexercisable	($)	Date	Vested (#)		(3)		(#)(4)	(4)
	5/5/2010	-	118,000	12.93	5/5/2020

	5/3/2010	-	33,513	13.66	5/3/2020

Gregory J. Goff	5/5/2010					68,000		1,260,720

	5/3/2010					18,302		339,319

	5/3/2010					256,223	(5)	4,750,374

	5/5/2010									1,200,000	2,400,000

	5/5/2010	-	17,000	12.93	5/5/2020

	2/20/2009	12,666	25,334	14.13	2/20/2019

	1/30/2008	10,333	5,167	40.40	1/30/2018

	2/1/2007	23,000	-	41.58	2/1/2017

	2/2/2006	28,600	-	33.68	2/2/2016

G. Scott Spendlove	2/1/2005	14,000	-	16.38	2/1/2015

	6/3/2004	10,000	-	11.97	6/3/2014

	1/24/2002	10,000	-	6.70	1/24/2012

	5/5/2010					10,000		185,400

	2/20/2009					8,000		149,720	(6)

	1/30/2008					1,000		19,290	(6)

	5/5/2010									132,000	264,000

	5/5/2010	-	35,000	12.93	5/5/2020

	2/20/2009	25,000	50,000	14.13	2/20/2019

	1/30/2008	23,866	11,934	40.40	1/30/2018

	2/1/2007	44,000	-	41.58	2/1/2017

	2/2/2006	44,900	-	33.68	2/2/2016

Charles S. Parrish	2/1/2005	17,000	-	16.38	2/1/2015

	6/3/2004	10,000	-	11.98	6/3/2014

	5/5/2010					21,000		389,340

	2/20/2009					16,000		299,440	(6)

	1/30/2008					2,300		44,367	(6)

	5/5/2010									360,000	720,000

	Option Awards (1)						Stock Awards (2)
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market or
										Awards:	Payout
										Number	Value of
										of	Unearned
								Market		Unearned	Shares,
		Number of		Number of			Number of	Value of		Shares,	Units or
		Securities		Securities			Shares or	Shares or		Units or	Other
		Underlying		Underlying			Units of	Units of		Rights	Rights
		Unexercised		Unexercised	Option		Stock	Stock That		That Have	That Have
		Options		Options	Exercise	Option	That Have	Have Not		Not	Not
	Grant	(#)		(#)	Price	Expiration	Not	Vested ($)		Vested	Vested ($)
Name	Date	Exercisable		Unexercisable	($)	Date	Vested (#)	(3)		(#)(4)	(4)

	5/5/2010	-		35,000	12.93	5/5/2020

	2/20/2009	25,000		50,000	14.13	2/20/2019

	1/30/2008	18,000		9,000	40.40	1/30/2018

	2/1/2007	36,000		-	41.58	2/1/2017

	2/2/2006	39,600		-	33.68	2/2/2016

Claude A. Flagg	2/1/2005	10,400		-	16.38	2/1/2015

	1/3/2005	16,668		-	15.37	1/3/2015

	5/5/2010						21,000	389,340

	2/20/2009						16,000	299,440	(6)

	1/30/2008						1,734	33,449	(6)

	5/5/2010									264,000	528,000

Former Executives

	2/20/2009	1,078,000	(7)	-	14.13	2/19/2019

	1/30/2008	268,700		-	40.40	1/30/2018

	2/1/2007	304,000		-	41.58	2/1/2017

	2/2/2006	330,000		-	33.68	2/2/2016

	2/1/2005	336,600		-	16.38	2/1/2015

Bruce A. Smith (8)	7/15/2004	377,000		-	14.69	7/15/2014

	3/27/2003	120,000		-	4.50	3/27/2013

	11/19/2002	80,000		-	4.50	11/19/2012

	11/19/2002	200,000		-	3.00	11/19/2012

	11/19/2002	243,400		-	1.93	11/19/2012

	3/25/2002	320,000		-	6.66	3/25/2012

	2/20/2009	159,000	(7)	-	14.13	2/19/2019

	1/30/2008	61,100		-	40.40	1/30/2018

Gregory A. Wright (8)	2/1/2007	70,000		-	41.58	2/1/2017

	2/2/2006	72,600		-	33.68	2/2/2016

	2/1/2005	70,000		-	16.38	2/1/2015

	7/15/2004	67,800		-	14.69	7/15/2014

	2/20/2009	53,000	(7)	-	14.13	3/31/2013

	1/30/2008	49,666		24,834	40.40	3/31/2012

	2/1/2007	94,000		-	41.58	3/31/2012

	2/2/2006	91,600		-	33.68	3/31/2012

William J. Finnerty (9)	2/1/2005	90,000		-	16.38	3/31/2013

	8/3/2004	9,300		-	14.17	3/31/2013

	7/15/2004	15,600		-	14.69	3/31/2013

	2/20/2009						33,334	623,846	(6)

	1/30/2008						4,767	91,955	(6)

	Option Awards (1)							Stock Awards (2)
														Equity
														Incentive
												Equity		Plan
												Incentive		Awards:
												Plan		Market or
												Awards:		Payout
												Number		Value of
												of		Unearned
										Market		Unearned		Shares,
		Number of		Number of				Number of		Value of		Shares,		Units or
		Securities		Securities				Shares or		Shares or		Units or		Other
		Underlying		Underlying				Units of		Units of		Rights		Rights
		Unexercised		Unexercised		Option		Stock		Stock That		That Have		That Have
		Options		Options		Exercise	Option	That Have		Have Not		Not		Not
	Grant	(#)		(#)		Price	Expiration	Not		Vested ($)		Vested		Vested ($)
Name	Date	Exercisable		Unexercisable		($)	Date	Vested (#)		(3)		(#)(4)		(4)

	5/5/2010	-		59,000	(10)	12.93	5/5/2020

	2/20/2009	65,666	(7)	131,334	(7)	14.13	2/19/2019

	1/30/2008	40,733		20,367		40.40	1/30/2018

	2/1/2007	70,000		-		41.58	2/1/2017

	2/2/2006	46,400		-		33.68	2/2/2016

	2/1/2005	40,000		-		16.38	2/1/2015

	8/3/2004	8,900		-		14.17	8/3/2014

Everett D. Lewis	7/15/2004	16,400		-		14.69	7/15/2014

	4/29/2003	80,000		-		3.88	4/29/2013

	3/25/2002	20,000		-		6.66	3/25/2012

	5/5/2010							34,000	(11)	630,360

	2/20/2009							41,334	(11)	773,566	(6)

	1/30/2008							3,900		75,231	(6)

	5/5/2010											600,000	(12)	1,200,000

(1)	Stock options awarded prior to 2008 are fully vested. The vesting schedules for the options awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Schedule
5/5/2010	33 1/3% vests each year for three years from date of grant	5/5/2011, 5/5/2012, 5/5/2013
5/3/2010	30% vests each year for first two years from date of grant and 40% vests in third year from date of grant	5/3/2011, 5/3/2012, 5/3/2013
2/20/2009	33 1/3% vests each year for three years from date of grant	2/20/2011, 2/20/2012
1/30/2008	33 1/3% vests each year for three years from date of grant	1/30/2011

(2)	The vesting schedules for restricted stock awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Schedule
5/5/2010	33 1/3% vests each year for three years from date of grant	5/5/2011, 5/7/2012, 5/6/2013
5/3/2010	100% vests on 5/2/2011	5/2/2011
2/20/2009	33 1/3% vests each year for three years from date of grant	2/22/2011, 2/21/2012
1/30/2008	33 1/3% vests each year for three years from date of grant	1/31/2011

(3)	The closing stock price of our common stock on 12/31/10 of $18.54 as reported on the NYSE was used to calculate the market value of the unvested stock awards.

(4)	This award represents performance units, which is the right to receive a cash payment at the end of the performance period depending on our achievement of objective performance measures. This award will vest at the end of a thirty-three month performance period (April 1, 2010 through December 31, 2012) and the payout value shown assumes a payout at maximum.

(5)	Shares of restricted stock units which vest 50% each year for two years from date of grant with a remaining vesting schedule of 5/3/2011 and 5/3/2012.

(6)	The market value also includes any outstanding dividends that will be paid to the executive at time of vesting of such restricted stock awards. The amounts of outstanding dividends included with the market value for the executives for the 1/30/08 and the 2/20/09 grants are as follows:

	Accrued Cash	Accrued Cash
	Dividends for Grant	Dividends for Grant
Name	Date 1/30/08 ($)	Date 2/20/09 ($)
G. Scott Spendlove	750	1,400
Charles S. Parrish	1,725	2,800
Claude A. Flagg	1,301	2,800
Former Executives
William J. Finnerty	3,575	5,833
Everett D. Lewis	2,925	7,233

(7)	This award represents phantom stock options for which the appreciated value is payable in cash. For Messrs. Smith, Wright and Finnerty, their phantom stock option award is already vested. Upon Mr. Lewis’ cessation of employment effective March 31, 2011, he will forfeit 65,667 phantom stock options.

(8)	As a result of Messrs. Smith’s and Wright’s retirements, per their employment agreements, all unvested awards were immediately vested and all grants maintained their full remaining original term.

(9)	As a result of Mr. Finnerty’s retirement, per his employment agreement, all unvested phantom stock options were forfeited and all stock options or restricted stock awards will continue to vest for two years from his retirement date.

(10)	Upon Mr. Lewis’ cessation of employment effective March 31, 2011, 59,000 unvested stock options granted on 5/5/2010 will be forfeited.

(11)	Upon Mr. Lewis’ cessation of employment effective March 31, 2011, a total of 54,667 shares of unvested restricted stock will be forfeited (5/5/2010 grant date — 34,000; 2/2/2009 grant date — 20,667).

(12)	Upon Mr. Lewis’ cessation of employment effective March 31, 2011, 381,818 performance units will be forfeited.

Option Exercises and Stock Vested in 2010

The following table reflects the aggregate value realized by the NEOs for option exercises and for restricted stock that vested in 2010.

	Option Awards		Stock Awards
		Value Realized on		Value Realized on
	Number of Shares	Exercise	Number of Shares	Vesting
	Acquired on Exercise	($)	Acquired on Vesting	($)
Name	(#)	(1)	(#)	(2)
Gregory J. Goff (3)	-	-	7,321	100,005

G. Scott Spendlove	-	-	5,000	62,860

Charles S. Parrish	-	-	12,500	160,440

Claude A. Flagg	-	-	11,533	147,168

Former Executives

Bruce A. Smith (4)	600,000	4,773,810	49,268	688,535

Gregory A. Wright (4)	-	-	61,268	801,507

William J. Finnerty	-	-	26,033	334,139

Everett D. Lewis	70,000	521,473	28,034	355,876

(1)	The value realized on exercise is the aggregate excess over the fair market value of the option at the time of the exercise and the exercise price of the option multiplied by the number of options exercised.

(2)	The value realized is the closing stock price of our common stock on the vesting date multiplied by the number of shares of restricted stock that vested including any dividends that were paid upon vesting. Of the amounts realized, the amounts paid in dividends to the NEOs upon vesting were: Mr. Spendlove, $2,150; Mr. Parrish, $6,945; Mr. Flagg, $6,080; Mr. Smith, $42,178; Mr. Wright, $27,165; Mr. Finnerty, $14,468 and Mr. Lewis, $13,973.

(3)	The number and value reflected in the Stock Awards column for Mr. Goff represents the common stock that he received as part of his employment agreement upon hire.

(4)	As part of Messrs. Smith’s and Wright’s employment agreement, all of their unvested equity awards became immediately vested upon their retirement. That portion of the amount realized on the stock awards reflected in the table above that became immediately vested included dividends equating to $247,376 for Mr. Smith and $494,911 for Mr. Wright.

Pension Benefits in 2010

The estimated pension benefits provided under the Tesoro Corporation Retirement Plan and Executive Security Plan for each of the NEOs are set forth below.

Present Value of
		Years of	Accumulated	Payments
		Credited	Benefit ($)	During Last Fiscal
Name	Plan Name	Service	(1)	Year ($)
Gregory J. Goff	Tesoro Corporation Retirement Plan Executive Security Plan	.7 .7	19,050 304,450	- -
G. Scott Spendlove	Tesoro Corporation Retirement Plan Executive Security Plan	9 9	195,383 843,697	- -
Charles S. Parrish	Tesoro Corporation Retirement Plan Executive Security Plan	17 17	496,922 2,708,688	-
Claude A. Flagg	Tesoro Corporation Retirement Plan Executive Security Plan	6 6	191,471 1,513,601	- -
Former Executives
Bruce A. Smith	Tesoro Corporation Retirement Plan Executive Security Plan	- -	- -	715,134 15,507,421
Gregory A. Wright	Tesoro Corporation Retirement Plan Executive Security Plan	- -	- -	611,545 6,802,128
William J. Finnerty	Tesoro Corporation Retirement Plan Executive Security Plan	6 -	264,332 -	- 4,281,496
Everett D. Lewis	Tesoro Corporation Retirement Plan Executive Security Plan	12 12	498,219 5,884,957	- -

(1)	The present values of the accumulated plan benefits are equal to the value of the retirement benefits at the earliest unreduced age for each plan utilizing the same assumptions used as of December 31, 2010 for financial reporting purposes. These assumptions include a discount rate of 5.55%, the RP 2000 Mortality Table projected to 2011 and for the Tesoro Corporation Retirement Plan, the lump sum was determined using an interest rate of 5.55% and the PPA 2011 Mortality Table. As provided under the Plan, Mr. Finnerty has not made an election for payment.

Tesoro Corporation Retirement Plan

The Tesoro Corporation Retirement Plan (the “Retirement Plan”), is a tax-qualified pension plan. In June 2010, the Compensation Committee of the Board of Directors approved changes to the Retirement Plan effective January 1, 2011. The monthly retirement benefit is made up of two components: a Final Average Pay (FAP) benefit for service through December 31, 2010 and a Cash Balance account based benefit for service after December 31, 2010. The final benefit payable under the Plan will be the value of the sum of both the FAP and the Cash Balance components as of a participant’s payment date.

Under the FAP component, the benefit formula is equal to 1.1% of final average compensation for each year of service through December 31, 2010 plus 0.5% of average compensation in excess of the Social Security Covered Compensation limit for each year of service through December 31, 2010 up to 35 years. Final average compensation is the monthly average of compensation over the consecutive 36-month period in the last 120 months preceding retirement that produces the highest average. Compensation includes base pay plus bonus but limited to the maximum compensation and benefit limits allowable under qualified plans under the Internal Revenue Code. Certain employees who were part of a prior acquisition may be eligible for special provisions which generally provide for a FAP benefit based on the greater of (1) the FAP formula using total combined service with us and the prior employer, reduced by the amount earned under the prior employer’s pension plan, and (2) the current FAP formula using only service since becoming our employee.

Under the Cash Balance component, for service after 2010, participants earn quarterly pay and interest credits which are allocated to a hypothetical account balance. Pay credits are determined based on a percentage of eligible pay at the end of each quarter ranging from 4.5% to 8.5% of pay based on a participant’s age at the end of each quarter. Interest is credited quarterly on account balances based on the yields of 10-Year Treasury Bonds.

The Retirement Plan benefit is generally payable at the plan’s normal retirement date which is the first day of the month following the attainment of the later of age 65 or 3 years of service. However, a participant may commence their benefit prior to the plan’s normal retirement date. If a participant qualifies for early retirement (age 50 with service and age greater than or equal to 80 — 80-point early retirement OR age 55 with 5 years of service — regular early retirement), the FAP benefit component will be reduced by a subsidized early retirement factor prior to age 65. Under the 80-point early retirement definition, the FAP benefit component may be paid at age 60 without reduction or earlier than age 60 with a reduction of 5% per year for each year the age at retirement is less than 60. Under the regular early retirement definition, the FAP benefit component may be paid at age 62 without reduction or earlier than age 62 with a reduction of approximately 7.14% per year for each year that age at retirement is less than 62. If an employee does not qualify for early retirement upon separation from service, they will be eligible for an actuarially equivalent FAP benefit based on their age at the date the benefit is paid without an early retirement subsidy. The Cash Balance benefit component for service after 2010 is always based on the actual balance of the cash balance account as of the payment date and is not subject to any reduction for payment prior to normal retirement.

As of the end of fiscal 2010, both Mr. Lewis and Mr. Flagg were eligible for early retirement, with Mr. Lewis being eligible for an unreduced FAP benefit and Mr. Flagg being eligible for a reduced early retirement FAP benefit. Messrs. Spendlove and Parrish are eligible to commence their benefit but are not yet eligible for early retirement subsidies under the FAP benefit. All four are eligible to receive the full value of their Cash Balance benefit. Mr. Goff is not yet vested under the Retirement Plan.

The Retirement Plan benefit is generally payable in the form of a lifetime monthly annuity payment. At the employee’s election, a reduced benefit may be paid that continues a portion of the reduced payment over the lifetime of a beneficiary, if the beneficiary outlives the employee. In lieu of monthly payments, the employee may elect a lump sum form of payment.

Executive Security Plan

The Executive Security Plan (“ESP”) is a non-qualified pension plan. Under the ESP, the gross monthly retirement benefit is equal to 4% of final average compensation for each of the first 10 years of service plus 2% of final average compensation for each of the next 10 years of service plus 1% of final average compensation for each of the last 10 years of service, for a maximum gross monthly retirement benefit of 70% of final average compensation for up to 30 years of service. This gross monthly retirement benefit is reduced by any benefits paid from the qualified Retirement Plan, benefits from any predecessor plan if service is recognized for purposes of the ESP and, after age 62, estimated Social Security benefits. Final average compensation in the ESP is the highest three years of compensation out of the last seven calendar years prior to retirement that produces the highest average. Compensation includes base pay plus bonus (in the year earned not paid). In 2010 the ESP was closed to new participants.

Generally, only service with us or our affiliates is included in the ESP. As a result of acquisitions, certain executives may receive credited service with prior employers for the ESP with an offset for any qualified or non-qualified retirement benefits paid by the prior employer.

To qualify for a benefit under the ESP, a participant must separate from the company after attaining age 50 with 80 points or age 55 and with at least 5 years of service. Once eligible for a benefit, the gross monthly retirement benefit may be paid on or after age 60 without a reduction or earlier than age 60 with a reduction of 7% per year for each year less than 60 (prorated for partial years). As of the end of fiscal 2010, Mr. Lewis was eligible for retirement benefits under the plan without any reduction. Mr. Flagg was eligible for reduced retirement benefits. Messrs. Goff, Spendlove, and Parrish were not currently eligible for retirement benefits under the ESP.

The ESP provides for certain death and disability benefits. The death benefits in the ESP are equal to the greater of (1) the executive’s ESP benefit determined at date of death, (2) the actuarial equivalent of 400% of the executive’s base pay, prior to the date of death, or (3) the benefit determined as if the executive had remained an active employee through age 65 and was paid a benefit at age 65. Assuming that the following executives died on December 31, 2010, their monthly payment under the ESP, payable for the life of the beneficiary, would be the following, offset by the estimated Social Security benefit.

	Monthly Death	Monthly Death
	Benefit to Executive’s	Benefit to Executive’s
	Beneficiary	Beneficiary
NEO	Before Age 62 ($)	After Age 62 ($)
Gregory J. Goff	39,816	38,073
G. Scott Spendlove	6,198	4,681
Charles S. Parrish	18,122	16,454
Claude A. Flagg	20,544	18,724
Former Executives
Bruce A. Smith	N/A	N/A
Gregory A. Wright	N/A	N/A
William J. Finnerty	N/A	N/A
Everett D. Lewis	N/A	41,621

If the executive becomes disabled, the executive is entitled to the monthly retirement benefit for which he is eligible at his normal retirement date, but based upon the service the participant would have accrued had he remained in active employment until his retirement date and continued at the same rate of earnings until that date. Assuming that the following executives became disabled on December 31, 2010, their monthly payments under the ESP are payable on the first day of the month following the date on which the executive has attained both age 65 and has a minimum of five years of service.

Monthly Disability
NEO	Benefit
Gregory J. Goff	64,549
G. Scott Spendlove	18,097
Charles S. Parrish	31,724
Claude A. Flagg	23,767
Former Executives
Bruce A. Smith	N/A
Gregory A. Wright	N/A
William J. Finnerty	N/A
Everett D. Lewis	45,595

Pursuant to Section 409A of the Code, a participant must wait six months, except in the event of death, before receiving a distribution of his benefit from the ESP. Distributions at retirement or termination will be made in accordance with the existing distribution election made by the participant. The ESP provides for a life annuity or lump sum payment upon termination. Mr. Spendlove has elected to receive an annuity form of payment upon termination while the remaining NEOs have elected to receive a lump sum form of payment upon termination.

Tesoro Corporation Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (“SERP”) is a non-qualified cash balance account based pension plan that was approved and adopted by the Compensation Committee on January 12, 2011. The SERP provides eligible senior level executives, who are hired on or after January 12, 2011, a supplemental pension benefit in excess of those earned under the qualified retirement plan. Currently there are no NEOs that are eligible to participate in the SERP.

Tesoro Corporation Restoration Retirement Plan

Messrs. Lewis and Flagg will receive all of their supplemental pension benefits pursuant to the ESP. If Messrs. Goff, Spendlove and Parrish terminate employment prior to becoming eligible for a benefit under the ESP, they will receive a supplemental pension benefit under the Tesoro Corporation Restoration Retirement Plan (the “Restoration Retirement Plan”), a non-qualified pension plan. The purpose of the Restoration Retirement Plan is to restore the benefit which is not provided under the qualified Retirement Plan due to compensation and benefit limitations imposed under the Internal Revenue Code.

The Restoration Retirement Plan provides a benefit equal to the difference between the actual qualified Retirement Plan benefit paid to the participant, and the benefit that would have otherwise been paid to the participant under the Retirement Plan, without regard to the limitations of Section 401(a) (17) and Section 415 of the Internal Revenue Code.

Upon termination, if the present value of the Restoration Retirement Plan benefit is less than or equal to $100,000, the automatic form of payment is a lump sum. If the present value of the Restoration Retirement Plan benefit is greater than $100,000, the automatic form of payment is a lifetime annuity or any annuity form of payment available under the Retirement Plan, as elected by the participant.

Nonqualified Deferred Compensation in 2010

The following table sets forth information regarding the contributions to and year-end balances under our nonqualified deferred compensation plan for the NEOs in 2010.

			Aggregate	Aggregate
	Executive	Registrant	Earnings in	Withdrawals/	Aggregate
	Contributions	Contributions	Last Fiscal	Distributions	Balance at Last
	in Last Fiscal	in Last Fiscal	Year	in Last Fiscal	Fiscal Year-
Name	Year ($)	Year ($)	($)(1)	Year ($)	End ($)
Gregory J. Goff	-	-	-	-	-
G. Scott Spendlove	24,947	-	36,548	(18,834)	275,438
Charles S. Parrish	-	-	-	-	-
Claude A. Flagg	-	-	24,809	-	138,305
Former Executives
Bruce A. Smith	-	-	-	-	-
Gregory A. Wright	-	-	-	-	-
William J. Finnerty	-	-	-	-	-
Everett D. Lewis	-	-	-	-	-

(1)	The amount shown reflects the change in the market value pertaining to the investment funds in which the NEOs have chosen to invest their contributions and our contribution under the Tesoro Corporation Executive Deferred Compensation Plan.

Tesoro Corporation Executive Deferred Compensation Plan

Our NEOs are eligible to participate in the Tesoro Corporation Executive Deferred Compensation Plan (“EDCP”). The purpose of the EDCP is to provide executives and key management personnel the opportunity to make additional pre-tax deferrals capped under our qualified 401(k) plan (the “Thrift Plan”), due to salary and deferral limitations imposed under the Internal Revenue Code and as an additional resource for tax planning.

Participants may elect to defer up to 50% of their base salary and/or up to 100% of their annual bonus compensation after FICA tax deductions. We will match the participant’s base salary contributions dollar-for-dollar up to 4% of eligible earnings above the IRS salary limitation (i.e., $245,000 for 2010). A participant will vest in our matching contributions upon the completion of three years of service. Participants who are eligible for supplemental retirement benefits under the ESP or an executive employment agreement, are eligible to defer compensation under the EDCP, but are not eligible for the matching provisions of the EDCP. The EDCP also permits us to make discretionary contributions to participants’ accounts from time to time in amounts and on terms as we may determine. No such additional discretionary contributions have been made on behalf of any of our senior executive’s accounts to date.

Participants are able to direct investment selections for their own accounts and may change the investment allocation at any time, subject to certain restrictions. The investment selection generally includes mutual funds available through the Thrift Plan.

As imposed by Section 409A of the Code, a participant must wait six months, except in the event of a death, before receiving a distribution of their benefit from the EDCP. Distributions at retirement or termination will be in accordance with the distribution election made by the participant at the time of his or her deferral election. Participants may select distributions in the form of a lump sum or installments (no more frequently than monthly) over a period of two to fifteen years. If a participant does not designate a distribution direction at the time of deferral, the default distribution is a lump sum payment on the seventh month following retirement or termination. For vested deferral account balances less than $100,000 at the time of termination, distribution will be in the form of a lump sum, paid in cash, regardless of the participant’s distribution selection.

2010 Potential Payments Upon Termination or Change-In-Control

The following tables reflect the estimated amount of compensation for Messrs. Goff, Spendlove, Parrish and Flagg upon certain termination events. Such compensation is in addition to the pension benefits, including certain termination-related pension benefits, described under the heading “Pension Benefits in 2010,” included in this Proxy Statement. The amounts shown below assume that the applicable termination occurred as of December 31, 2010 and are based on the agreements and arrangements in place on such date. The actual payments an executive would be entitled to may only be determined based upon the actual occurrence and circumstances surrounding the termination. As of the end of the fiscal year, Mr. Spendlove and Mr. Flagg were only entitled to termination-related benefits under their management stability agreements and the Enhanced Severance Policy for Senior Vice Presidents. On January 12, 2011, we adopted the Executive Severance and Change-in-Control Plan, in which Messrs. Spendlove and Flagg participate. Thus, for the discussion and tables below, we’ve assumed that Messrs. Spendlove and Flagg were subject to their management stability agreements and the Plan. Following the tables is a discussion of what Messrs. Smith, Wright, Finnerty and Lewis actually received upon their termination of employment with us.

Below are the assumptions used in determining the estimated payments upon various termination scenarios.

Payments Made Upon Any Termination Scenario.  Each NEO is entitled to the following upon any termination scenario:

•	Accrued Benefits. Each NEO would be entitled to the following accrued benefits: any accrued but unpaid base salary to the date of termination; any qualified reimbursable business expenses incurred through the date of termination; any unused vacation pay; any unpaid bonuses for a prior period to which the NEO is entitled either per their employment agreement or the incentive compensation program; and any other benefits to which the NEO is entitled.

Payments Made Upon Involuntary Termination Without Cause or Voluntary Termination with Good Reason (as defined below). Pursuant to Messrs. Goff or Parrish’s employment agreements or the Executive Severance and Change-in-Control Plan for Messrs. Spendlove and Flagg, each NEO is entitled to the following upon a termination by us without cause, and only by Messrs. Goff or Parrish, for good reason as defined in their employment agreements.

•	Severance. Mr. Goff will receive an amount equal to two times the sum of his base salary and the greater of his highest annual bonus earned under the applicable annual incentive compensation plan during the preceding three years or $450,000. For the other NEOs, their severance amount is based on a multiple of their base salary and bonus (Mr. Spendlove and Mr. Flagg — one and one-half times; and Mr. Parrish — two times). Messrs. Goff and Parrish will also receive a prorated bonus for the year of termination.

•	Equity Vesting. Mr. Goff will be fully vested in all his equity awards. Messrs. Spendlove and Flagg will forfeit any unvested equity awards. Mr. Parrish will continue to vest in all stock options and restricted stock awards over the two-year period commencing on the date of termination. For all NEOs, since they are required to work a minimum of 12 months to get a payout of their performance unit award and they did not work the required minimum period by the end of the year, they will not receive a performance unit payout.

•	Health Coverage. Mr. Goff will receive health benefits to the extent that group health coverage is being provided by us to other similarly situated employees and will continue until the earliest of the following to occur: two and one-half years after the date of Mr. Goff’s termination, his death, or if he becomes covered by a comparable benefit by a subsequent employer. For Messrs. Spendlove and Flagg, they will receive medical benefits for a period of eighteen months from date of termination. If Mr. Parrish is terminated prior to his 55th birthday, we will provide him, his spouse and his dependents, at our expense, continuing health coverage, but only to the extent such arrangements are available to our retirees, until the earliest to occur of Mr. Parrish’s death or the date he becomes covered for a comparable benefit by a subsequent employer. If Mr. Parrish is terminated on or after his 55th birthday, he is entitled to participate in our post-retirement benefit programs on the same basis as our other retirement eligible employees.

•	Retirement Benefits. Mr. Parrish will receive additional years of service and age credit under the ESP to the extent necessary to determine his benefit thereunder as if he had attained age 55 with 20 years of service.

•	Outplacement Services. Messrs. Spendlove and Flagg will receive outplacement services for up to twelve months commencing after the date of the executive’s termination.

•	Definitions.

Messrs. Goff’s and Parrish’s employment agreement defines cause and good reason as follows (these definitions have been simplified for purposes of this Proxy Statement):

“Cause” is limited to (i) willful misconduct by the executive with regard to us which has a material adverse effect on us; (ii) willful refusal of the executive to attempt to follow the proper written direction of the CEO or the Board, as applicable; (iii) substantial and continuing willful refusal by the executive to attempt to perform the duties required of him; (iv) material breach of a fiduciary duty to us through misappropriation of our funds or property; or (v) the executive being convicted of or a plea of nolo contendere to the charge of a felony.

“Good Reason” means the occurrence or failure to cause the occurrence, as the case may be, without the executive’s express written consent, of any of the following circumstances: (i) any material diminution of the executive’s positions, duties or responsibilities or the assignment to the executive of duties or responsibilities that are inconsistent with the executive’s position; (ii) removal of the executive from officer positions with us as specified in the employment agreement or removal of the executive from any of his then officer positions; (iii) requiring the executive’s principal place of business to be located other than in the San Antonio, Texas greater Metropolitan region; (iv) a failure by us (x) to continue any bonus plan, program or arrangement in which the executive is entitled to participate (the “Bonus Plans”) or (y) to continue the executive as a participant in the Bonus Plans on at least the same basis as to the potential amount of the bonus the executive participated in prior to any change in such plans or awards; (v) any material breach by us of any provision of the employment agreement; or (vi) the failure of any successor to us to assume our obligations under the employment agreement.

The Executive Severance and Change-in-Control Plan defines cause as follows (this definition has been simplified for purposes of this Proxy Statement):

“Cause” means: (i) the conviction of or a plea of nolo contendere to the charge of a felony; (ii) a willful refusal to perform, or gross negligence in performing, the participant’s duties and responsibilities; (iii) a material breach of fiduciary duty to us through the misappropriation of our funds or property; or (iv) the unauthorized absence of the participant from work for a period of thirty or more working days out of a consecutive forty-five working day period.

Payments Made Upon Termination in Connection With a Change-in-Control.  Pursuant to the employment agreements for Messrs. Goff and Parrish, or management stability agreements for Messrs. Spendlove and Flagg, in the event of a termination by us without cause or by an NEO with good reason within two years following a change-in-control, each NEO will receive benefits as follows:

•	Severance. Each NEO will receive a multiple of base salary and target annual bonus (Messrs. Goff and Parrish — three times; Messrs. Spendlove and Flagg — two and one-half times) as well as a prorated bonus for the year of termination for each NEO.

•	Equity Vesting. Each NEO will be 100% vested in all equity awards.

•	Health Coverage. Messrs. Spendlove and Flagg will receive health and welfare coverage for thirty months. If Mr. Parrish is terminated prior to his 55th birthday, we will provide him and his dependents continuing health coverage, at our expense, but only to the extent such arrangements are available to our retirees, until the earliest to occur of Mr. Parrish’s death or the date he becomes covered by a comparable benefit by a subsequent employer. If Mr. Parrish is terminated on or after his 55th birthday, he is entitled to participate in our post-retirement benefit programs on the same basis as our other retirement eligible employees.

•	Retirement Benefits. Messrs. Spendlove, Parrish and Flagg will receive additional years of service credit under the current non-qualified supplemental pension plans (Messrs. Spendlove and Flagg — two and one-half years; Mr. Parrish — three years).

•	Tax Gross-Up. Mr. Parrish is entitled, per the terms of his employment agreement, to a Section 280G tax gross-up payment if his termination-related payments become subject to excise taxes imposed by Section 4999 of the Internal Revenue Code. Mr. Parrish’s employment agreement has an initial term ending May 7, 2012 and renews thereafter for an additional year on each annual anniversary date of the agreement (May 7), unless we terminate the agreement in accordance with its terms.

•	Definitions.

Messrs. Goff’s and Parrish’s employment agreements, the management stability agreements and the Executive Severance and Change-in-Control Plan define change-in-control as follows (this definition has been simplified for purposes of this Proxy Statement):

“Change-in-Control” means (i) there shall be consummated (a) any consolidation or merger of Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the board of directors of the surviving corporation are, and for a one-year period (two-year period, in the case of the management stability agreements) after the merger continue to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as directors, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) (x) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficiary owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% (20%, in the case of the management stability agreements) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstance) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (y) at any time during a period of one year thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless election or the nomination by the Board of Directors for election by the Company’s stockholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

The management stability agreements and the Executive Severance and Change-in-Control Plan defines good reason as follows (this definition has been simplified for purposes of this Proxy Statement):

“Good Reason” means the occurrence of any of the following: (i) without Participant’s express written consent, the assignment to Participant of any duties inconsistent with the employment of Participant immediately prior to the Change-in-Control, or a significant diminution of Participant’s positions, duties, responsibilities and status with us from those immediately prior to a Change-in-Control or a diminution in Participant’s titles or offices as in effect immediately prior to a Change-in-Control, or any removal of Participant from, or any failure to reelect Participant to, any of such positions; (ii) a material reduction by us in Participant’s base salary, as in effect immediately prior to a Change-in-Control; (iii) the failure by us to continue benefits, including but not limited to, thrift, pension, life insurance, and health plans, substantially equal in value, in the aggregate, to those in which Participant is participating or is eligible to participate at the time of the Change-in-Control except as otherwise required by the terms of such plans as in effect at the time of any Change-in-Control; (iv) the failure by us to continue in effect any incentive plan or arrangement in which Participant is participating at the time of a Change-in-Control (or to substitute and continue other plans or arrangements providing the Participant with substantially similar benefits), except as otherwise required by the terms of such plans as in effect at the time of any Change-in-Control; (v) the occurrence of an event that meets the criteria set forth under our relocation policy, as in effect from time to time, with respect to which either (a) the Participant fails to provide express written consent to the relocation or (b) we fail to provide the relocation benefit set forth in such policy; or (vi) any failure by us to obtain the assumption of this Agreement by any of our successors or assigns.

Payments Made Upon Termination Due to Retirement.  In the event of an NEO’s termination due to retirement, the NEO will receive the following benefits:

•	Severance. At the Board’s discretion, pursuant to the terms of our annual incentive compensation program, upon retirement for any reason on or after June 30 of the applicable year, each NEO will receive a pro rated bonus for the year of termination.

•	Equity Vesting. Pursuant to the terms of outstanding award agreements, each NEO will receive a payout of their performance unit award based on the number of full months worked divided by the thirty-three months based on actual performance.

Payments Made Upon Death.  In the event of an NEO’s termination due to death, the NEO’s estate or beneficiaries will receive the following benefits:

•	Severance. At the Board’s discretion, pursuant to the terms of our annual incentive compensation program, upon termination due to death, each NEO will receive a pro rated bonus for the year of termination. In addition, Mr. Goff and Mr. Parrish will receive one additional year of base salary in accordance with their employment agreements.

•	Equity Vesting. Pursuant to the terms of outstanding award agreements, each NEO will receive a payout of their performance unit award based on the number of full months worked divided by the thirty-three months based on actual performance. In addition, Mr. Parrish will be fully vested in his stock options and restricted stock in accordance with the terms of his employment agreement.

Payments Made Upon Disability.  In the event of an NEO’s termination due to disability, the NEO will receive the following benefits:

•	Severance. At the Board’s discretion, pursuant to the terms of our annual incentive compensation program, upon termination due to disability, each NEO will receive a pro rated bonus for the year of termination. In addition, Mr. Goff and Mr. Parrish will receive additional base salary (one year for Mr. Goff and two additional years for Mr. Parrish) in accordance with their employment agreements, offset by any payments that they would receive under our long-term disability plan for the period specified.

•	Equity Vesting. Pursuant to the terms of outstanding award agreements, each NEO will receive a payout of their performance unit award based on the number of full months worked divided by the thirty-three months based on actual performance. In addition, Mr. Parrish will be fully vested in his stock options and restricted stock in accordance with his employment agreement.

Payments Made Upon Involuntary Termination with Cause.  In the event of an NEO’s termination with cause the NEO will not be entitled to additional benefits other than:

•	Severance. Messrs. Goff and Parrish will receive any earned but unpaid bonuses for prior years based on their employment agreements. For Mr. Goff, his receipt of an earned but unpaid bonus for prior years is based on the extent other similarly situated executives at the time receive a bonus as well.

•	Equity Vesting. Each NEO will forfeit all outstanding equity awards.

Termination Tables

Potential Payments Upon a Termination Without Cause or With Good Reason

Compensation	Mr. Goff	Mr. Spendlove	Mr. Parrish	Mr. Flagg
Components	($)	($)	($)	($)
Severance (1)	3,450,000	960,000	2,142,750	1,039,500
Value of Accelerated Equity (2)	9,984,988	-	954,765	-
Retirement Benefits	-	-	3,650,317 (3)	-
Health Benefits (4)	20,910	19,929	243,516	585
Outplacement Services (5)	-	15,000		15,000
Total	13,455,898	994,929	6,991,348	1,055,085

(1)	Mr. Goff’s severance amount is based on two times his base salary and the greater of his highest annual bonus earned under the applicable annual incentive compensation plan during the preceding three years or $450,000. For the other NEO’s, their severance amount is based on a multiple of their base salary and bonus (Mr. Spendlove and Mr. Flagg — one and one-half times; and Mr. Parrish — two times). The severance amount also includes a prorated bonus for the year of termination for Messrs. Goff and Parrish. For Messrs. Goff and Parrish, their severance (excluding the prorated bonus) will be paid in a lump sum as soon as administratively practicable following six months after termination, and one-half of which will be paid during the two-year period beginning as soon as administratively practicable following six months after termination in the same manner as if the NEO had remained an active employee. For Messrs. Spendlove and Flagg, their severance will be paid in a lump sum following the end of the six months after termination.

(2)	Mr. Goff will be fully vested in all his equity awards. Messrs. Spendlove and Flagg will forfeit any unvested equity awards. Mr. Parrish will continue to vest in all stock options and restricted stock awards over the two-year period commencing on the date of termination. For all NEOs, since they are required to work a minimum of 12 months to get a payout of their performance unit awards and they did not work the required minimum period by the end of the year, they were not eligible to receive a performance unit award payout. The value of accelerated equity represents the aggregate excess over the fair market value of the unvested stock options as of December 31, 2010 over the grant price of the stock options that accelerates in connection with the termination event. The value also includes the fair market value of the unvested restricted stock and restricted stock units as of December 31, 2010 that accelerates in connection with the termination event. The value of the accelerated restricted stock was calculated using the fair market value of our common stock as of December 31, 2010.

(3)	Mr. Parrish will receive additional years of service credit and age credit under the ESP as if he had attained age 55 and completed 20 years of service.

(4)	For each NEO, the amount represents the estimated health and welfare benefits provided to the executive. Mr. Goff will receive health benefits to the extent that group health coverage is being provided by us and will continue until the earliest of the following to occur: two and one-half years after the date of the executive’s termination, the executive’s death, or if the executive becomes covered by a comparable benefit by a subsequent employer. For Messrs. Spendlove and Flagg, they will receive medical benefits for a period of eighteen months from date of termination. For Mr. Parrish, if he is terminated prior to his 55th birthday, the continuation of all health benefits will continue until the earliest to occur of Mr. Parrish’s death or the date he becomes covered by a comparable benefit by a subsequent employer.

(5)	Messrs. Spendlove and Flagg will receive outplacement services for up to twelve months commencing after the date of the executive’s termination.

Potential Payments Upon a Termination in Connection with a Change-in-Control

Compensation	Mr. Goff	Mr. Spendlove	Mr. Parrish	Mr. Flagg
Components	($)	($)	($)	($)
Severance (1)	6,150,000	1,839,231	2,992,750	2,055,323
Value of Accelerated Equity (2)	11,484,988	726,503	1,599,997	1,469,079
Retirement Benefits (3)	-	227,138	373,838	800,127
Health Benefits (4)	-	39,859	243,516	9,957
Gross-up (5)	-	-	1,131,650	-
Total	17,634,988	2,832,731	6,341,751	4,334,486

(1)	For each NEO, their severance amounts include a multiple of the sum of base salary plus target annual bonus (Messrs. Goff and Parrish — three times and Messrs Spendlove and Flagg — two and one-half times) as well as a prorated bonus for the year of termination for each NEO. Mr. Goff’s severance (excluding the prorated bonus) will be paid one-half in a lump sum and one-half in substantially equal monthly installments during the two-year period beginning as soon as administratively practicable following six months after termination. For Messrs. Spendlove, Parrish and Flagg, their severance amount (excluding the prorated bonus, as applicable) will be paid in a lump sum six months after their termination.

(2)	Each NEO will be fully vested in all stock options, restricted stock, restricted stock units, phantom stock options, and performance units. The value of accelerated equity represents the aggregate excess over the fair market value of the unvested stock options and phantom stock options as of December 31, 2010 over the grant price of the options that accelerates in connection with the change-in-control. The value also includes the fair market value of the unvested restricted stock and restricted stock units as of December 31, 2010 that accelerates in connection with the change-in-control. The value of the accelerated restricted stock was calculated using the fair market value of our common stock as of December 31, 2010. The performance units are valued based on the greater of target or the actual performance of relative and absolute total shareholder returns as of December 31, 2010.

(3)	The retirement benefit for Messrs. Spendlove, Flagg and Parrish reflects the value of the additional years of service credit using the same assumptions as of December 31, 2010 that are used for financial reporting purposes, as discussed under the heading “Pension Benefits in 2010,” contained in this Proxy Statement (Messrs. Spendlove and Flagg — two years; Mr. Parrish — three years).

(4)	The estimated health and welfare benefits represent for Messrs. Spendlove and Flagg the health and welfare benefits that they will receive for thirty months after termination. For Mr. Parrish, if he is terminated prior to his 55th birthday, the continuation of all health benefits will continue until the earliest to occur of Mr. Parrish’s death or the date he becomes covered by a comparable benefit by a subsequent employer.

(5)	The amount in the table is based on an Internal Revenue Code Section 280G excise tax rate of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. As of December 31, 2010, only Mr. Parrish would have received a tax gross-up for a termination in connection with a change-in-control.

Potential Payments Upon a Termination Due to Retirement

Compensation	Mr. Goff	Mr. Spendlove	Mr. Parrish	Mr. Flagg
Components	($)	($)	($)	($)
Severance (1)	750,000	239,231	442,750	322,823
Value of Equity (2)	290,909	32,000	87,273	64,000
Total	1,040,909	271,231	530,023	386,823

(1)	The severance amount includes the prorated bonus for the year of termination for each NEO.

(2)	Each NEO will receive a payout of their performance unit award based on the number of full months worked divided by the thirty-three months based on actual performance. The value reflected above assumes that we paid out at target at the end of the performance period.

Potential Payments Upon a Termination Due to Death

Compensation	Mr. Goff	Mr. Spendlove	Mr. Parrish	Mr. Flagg
Components	($)	($)	($)	($)
Severance (1)	1,650,000	239,231	942,750	322,823
Value of Accelerated Equity (2)	290,909	32,000	1,237,270	64,000
Total	1,940,909	271,231	2,180,020	386,823

(1)	The severance amounts include one additional year of base salary for Messrs. Goff and Parrish. The severance amount also includes the prorated bonus for the year of termination for each NEO.

(2)	Mr. Parrish will be fully vested in his stock options and restricted stock with up to one year for the executive’s estate or beneficiary to exercise stock options. The value of accelerated equity represents the aggregate excess over the fair market value of the unvested stock options as of December 31, 2010 over the grant price of the stock options that accelerates in connection with the termination event. The value also includes the fair market value of the unvested restricted stock as of December 31, 2010 that accelerates in connection with the termination event. The value of the accelerated restricted stock was calculated using the fair market value of our common stock as of December 31, 2010. Each NEO will receive a payout of their performance unit award based on the number of full months worked divided by the thirty-three months based on actual performance. The value reflected above assumes that we pay out at target at the end of the performance period.

Potential Payments Upon a Termination Due to Disability

Compensation	Mr. Goff	Mr. Spendlove	Mr. Parrish	Mr. Flagg
Components	($)	($)	($)	($)
Severance (1)	1,470,000	239,231	1,082,750	322,823
Value of Accelerated Equity (2)	290,909	32,000	1,237,270	64,000
Total	1,760,909	271,231	2,320,020	386,823

(1)	The severance amounts include additional years of base salary (one year for Mr. Goff and two years for Mr. Parrish), offset by any payments that they would receive under our long-term disability plan for the period specified. The severance amount also includes the prorated bonus for the year of termination for each NEO.

(2)	Mr. Parrish will be fully vested in his stock options and restricted stock with up to one year from the date of termination due to disability to exercise stock options. The value of accelerated equity represents the aggregate excess over the fair market value of the unvested stock options as of December 31, 2010 over the grant price of the stock options that accelerates in connection with the termination event. The value also includes the fair market value of the unvested restricted stock as of December 31, 2010 that accelerates in connection with the termination event. The value of the accelerated restricted stock was calculated using the fair market value of our common stock as of December 31, 2010. Each NEO will receive a payout of their performance unit award based on the number of full months worked divided by the thirty-three months based on actual performance. The value reflected above assumes that we pay out at target at the end of the performance period.

Potential Payments Upon a Termination With Cause

Compensation	Mr. Goff	Mr. Spendlove	Mr. Parrish	Mr. Flagg
Components	($)	($)	($)	($)
Severance (1)	750,000	-	442,750	-

(1)	Messrs. Goff and Parrish will receive any earned, but unpaid bonuses for any prior period per their employment agreements.

Terminations of Messrs. Smith and Wright.  Pursuant to the terms of their employment agreements, upon their respective retirements, Messrs. Smith and Wright became entitled to the following: (i) base salary from the date of retirement through December 31, 2011 for Mr. Smith and November 1, 2010 for Mr. Wright; (ii) a pro rata bonus under the annual incentive compensation plan; (iii) a special bonus award representing the difference, if any, between (a) the executive’s actual pension benefit under the ESP and the applicable subsection of the executive’s employment agreement and (b) the ESP pension benefit he would have received had he retired effective May 31, 2009 under the terms of the ESP and the applicable section of the executive’s employment agreement; and (iv) immediate vesting of all equity awards upon the executive’s retirement.

Finnerty Separation Agreement.  We entered into the Finnerty Separation Agreement, effective March 31, 2010 (the “Separation Date”). Under the terms of the Finnerty Separation Agreement, Mr. Finnerty consulted with the CEO from time to time at the CEO’s request. As consideration for his consulting services, we paid Mr. Finnerty the sum of $75,542 per month for six months following the Separation Date. Mr. Finnerty also received a one-time cash severance payment of $2,000,000, continued company paid health care for two and one-half years, continued vesting of all unvested stock options and restricted stock during the two-year period following the Separation Date, and two years after the Separation Date to exercise stock options granted after February 2, 2005. The Finnerty Separation Agreement also includes confidentiality, non-disparagement, non-disclosure, non-solicitation and release of claims covenants and other details regarding outplacement services and the benefits coverage applicable to Mr. Finnerty.

Termination of Mr. Lewis.  Pursuant to the terms of the Executive Severance and Change-in-Control Plan, upon Mr. Lewis’ cessation of employment effective March 31, 2011, Mr. Lewis became entitled to the following: (i) an amount equal to one and three-fourths times the sum of his base salary and bonus ($2,327,500, payable six months after termination); (ii) medical benefits for a period of eighteen months from the date of termination; (iii) outplacement services for up to twelve months commencing after the date of termination; and (iv) because he is retirement-eligible, a payout of his performance unit award based on the number of full months worked divided by the thirty-three months based on actual performance (estimated at $250,000, based on current performance level). Among other benefits in which Mr. Lewis was already vested in as of his termination of employment, was a $400,000 special cash retention bonus pursuant to a June 9, 2010 agreement between Mr. Lewis and the Company, which provided that he would earn such bonus if he remained employed with us through January 31, 2011.

PROPOSAL NO. 4
APPROVAL OF THE TESORO CORPORATION 2011
LONG-TERM INCENTIVE PLAN

Overview

On February 23, 2011, the Board unanimously adopted and approved our 2011 Long-Term Incentive Plan (the “2011 Plan”), and is submitting the 2011 Plan to stockholders for their adoption and approval at the 2011 Annual Meeting. The Board believes our interests are best advanced by stimulating the efforts of employees, officers, nonemployee directors and service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to our success and progress. The 2011 Plan allows grants of incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, and for incentive bonuses. The Board has adopted and approved the 2011 Plan to permit us to continue to use stock-based compensation to align stockholder and participant interests and to motivate participants providing services to us. Our stock-based compensation program is currently operated under the Tesoro Corporation Amended and Restated 2006 Long-Term Incentive Plan (the “2006 LTIP”) and the Tesoro Corporation 2006 Long-Term Stock Appreciation Rights Plan (together with the 2006 LTIP, the “Prior Plans”). Upon approval of the 2011 Plan by stockholders, the Prior Plans will be frozen with respect to new awards effective as of the date of our 2011 Annual Meeting. As such, if the 2011 Plan is approved by stockholders, no further awards will be made under any of the Prior Plans after the date of the 2011 Annual Meeting.

Why You Should Vote For the 2011 Plan

The Board recommends that our stockholders approve the 2011 Plan because it believes our ability to grant equity-based awards continues to be crucial in allowing us to effectively compete for and appropriately motivate and reward key talent. It is in our and our stockholders’ long-term interest to provide additional incentive for eligible participants to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and our stockholders through equity based awards and other incentives.

Promotion of Good Corporate Governance Practices

The Board believes the use of stock-based incentive awards promotes best practices in corporate governance by aligning participant’s interests with maximizing stockholder value. Specific features of the 2011 Plan that are consistent with good corporate governance practices include, but are not limited to:

•	options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

•	there can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the award in exchange for cash or a replacement award at a lower price or by reducing the exercise price of the award, other than in connection with a change in our capitalization;

•	shares shall not again be made available for issuance under the 2011 Plan if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares used to pay the exercise price of an option, (iii) shares delivered to or withheld by us to pay the withholding taxes related to an award, or (iv) shares repurchased on the open market with the proceeds of an option exercise;

•	in no event will dividends or dividend equivalents be currently payable with respect to unvested or unearned performance awards;

•	awards generally may not be transferred except by will or the laws of descent and distribution or, if approved by the administrator, to certain family members, family trusts, or family partnerships pursuant to a gift or domestic relations order; and

•	we have the authority under the 2011 Plan to cancel outstanding awards (vested or unvested) in the event the applicable plan participant engages in certain “acts of misconduct,” which is defined in the 2011 Plan to include engaging in any type of disloyalty to us and materially breaching confidentiality and noncompetition covenants with us.

Key Data

The following table includes information regarding all of our outstanding equity awards and shares available for future awards under our equity plans as of March 15, 2011 (and without giving effect to this Proposal No. 4):

Total shares underlying all outstanding options	7,174,274
Weighted average exercise price of outstanding options	$23.75
Weighted average remaining contractual life of outstanding options	4.94 years
Total shares underlying all outstanding and unvested restricted stock and restricted stock unit awards	1,586,173
Shares available for future awards that could be issued under the Prior Plans	580,324

Section 162(m) of the Code

The Board believes that it is in our best interests and the best interests of our stockholders to continue to provide for an equity incentive plan under which compensation awards made to our executive officers can qualify for deductibility by us for federal income tax purposes. Accordingly, the 2011 Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2011 Plan, each of these aspects is discussed below, and stockholder approval of the 2011 Plan will be deemed to constitute approval of each of these aspects of the 2011 Plan for purposes of the approval requirements of Section 162(m).

2011 Plan Summary

The following summary of the material terms of the 2011 Plan are qualified in their entirety by reference to the complete statement of the 2011 Plan, which is set forth in Appendix A to this Proxy Statement.

Administration

The 2011 Plan will be administered by the Compensation Committee of the Board. Subject to the express provisions of the 2011 Plan, the administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the 2011 Plan. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the 2011 Plan to one or more of our officers or employees, and/or to one or more agents.

Participants

Any person who is a current or prospective officer or employee or other service provider of the Company or of any subsidiary will be eligible for selection by the administrator for the grant of awards under the 2011 Plan. In addition, nonemployee directors will be eligible for the grant of awards under the 2011 Plan as determined by the administrator. Options intending to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code may only be granted to employees of the Company or any subsidiary. Approximately 5,200 employees and 9 nonemployee directors currently qualify to participate in the 2011 Plan.

Shares Subject to the 2011 Plan and to Awards

The aggregate number of shares of our common stock issuable pursuant to the 2011 Plan may not exceed 6,700,000, plus any shares subject to outstanding awards under the 2006 LTIP as of the date of the 2011 Annual Meeting that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The aggregate number of shares available for grant under the 2011 Plan and the number of shares subject to outstanding awards shall be subject to adjustment upon a change in our capitalization. The shares issued pursuant to awards granted under the 2011 Plan may be shares that are authorized and unissued or shares that were reacquired by us, including shares purchased in the open market.

As noted above, as of March 15, 2011, 580,324 shares remained available for issuance under future awards that could be granted under the Prior Plans (which shares will cease to be available for issuance under the Prior Plans upon stockholder approval of the 2011 Plan).

As such, if the 2011 Plan is approved by stockholders, approximately 6,700,000 shares will initially be available for awards under the 2011.

The aggregate number of shares issued under the 2011 Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award. Shares subject to an award under this Plan shall not again be made available for issuance under this Plan if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares used to pay the exercise price of an option, (iii) shares delivered to or withheld by us to pay the withholding taxes related to an award, or (iv) shares repurchased on the open market with the proceeds of an option exercise. Shares subject to awards that have been canceled, expired, forfeited and shares subject to awards settled in cash shall not count as shares issued under the 2011 Plan.

The aggregate number of shares subject to awards granted under the 2011 Plan during any calendar year to any one participant will not exceed 750,000, which number will be subject in each case to possible adjustment upon a change in our capitalization. The aggregate number of shares that may be issued pursuant to the exercise of ISOs granted under the 2011 Plan will not exceed 6,700,000, which number shall be subject in each case to possible adjustment upon a change in our capitalization. The maximum cash amount payable pursuant to that portion of an incentive bonus earned for any twelve-month period to any participant under the 2011 Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will not exceed $10,000,000.

The aggregate number of shares subject to awards granted under the 2011 Plan during any calendar year to any one nonemployee director will not exceed 25,000; provided, however, that in the calendar year in which a nonemployee director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum number of shares subject to awards granted to the participant may be up to two hundred percent (200%) of the number of shares set forth in the foregoing limits and the foregoing limits will not count any tandem stock appreciation rights.

Substitute awards (awards granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by us or with which we combine) will not reduce the shares authorized for issuance under the 2011 Plan or authorized for grant to a participant in any calendar year. Additionally, in the event that a company acquired by us, or with which we combine, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2011 Plan and will not reduce the shares authorized for issuance under the 2011 Plan.

Option Awards

The administrator will establish the exercise price per share under each option, which, other than in the event of options granted in connection with a merger or other acquisition, will not be less than the fair market value of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of ten (10) years from the date of grant. Options granted under the 2011 Plan may either be ISOs or options which are not intended to qualify as ISOs, or nonqualified stock options (“NQSOs”). Other than in connection with a change in our capitalization, at any time when the exercise price of an option is above the fair market value of a share, we will not, without stockholder approval, (i) reduce the exercise price of such option, (ii) exchange such option for cash, another award or a new option or stock appreciation right with a lower exercise or base price or (iii) otherwise reprice such option.

Stock Appreciation Rights

A stock appreciation right provides the right to the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the 2011 Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the 2011 Plan and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate. Other than in connection with a change in our capitalization, at any time when the exercise price of a stock appreciation right is above the fair market value of a share, we will not, without stockholder approval, (i) reduce the exercise or base price of such stock appreciation right, (ii) exchange such stock appreciation right for cash, another award or a new option or stock appreciation right with a lower exercise or base price or (iii) otherwise reprice such stock appreciation right.

Restricted Stock and Restricted Stock Units

Restricted stock is an award or issuance of shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Other than with respect to awards to nonemployee directors, the grant, issuance, retention, vesting and/or settlement of shares under any restricted stock or restricted stock unit award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than 12 months, and the grant, issuance, retention, vesting and/or settlement of shares under any restricted stock or restricted stock unit award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full prior to the 36th month following its date of grant, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such award in the event of the participant’s death, disability, retirement or in connection with a change-in-control, and the administrator may provide that any such restriction or limitation will not apply in the case of a restricted stock or restricted stock unit award that is issued in payment or settlement of compensation that has been earned by the participant. In addition, the administrator may grant awards of restricted stock and/or restricted stock units that result in issuing up to 5% of the maximum aggregate number of shares authorized for issuance under the 2011 Plan without regard to the minimum vesting requirements set forth in the preceding sentence.

Participants holding shares of restricted stock granted under the 2011 Plan may exercise full voting rights with respect to those shares during the period of restriction, unless determined otherwise by the administrator. Participants will have no voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on our stock ledger. Participants in whose name an award of restricted stock and/or restricted stock units is granted will be entitled to receive all dividends and other distributions paid with respect to the shares underlying such award, unless determined otherwise by the administrator. The administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares or will be payable in cash; provided that such additional shares and/or cash will subject to the same restrictions and vesting conditions as the award with respect to which they were distributed. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents be currently payable with respect to unvested or unearned performance awards.

Incentive Bonuses

Each incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year. The administrator will establish the performance criteria and level of achievement versus these criteria that will determine the threshold, target and maximum amount payable under an incentive bonus, which criteria may be based on financial performance and/or personal performance evaluations.

Deferral of Gains

The administrator may, in an award agreement or otherwise, provide for the deferred delivery of shares upon settlement, vesting or other events with respect to restricted stock or restricted stock units, or in payment or satisfaction of an incentive bonus.

Qualifying Performance Criteria

The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares, units or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “qualifying performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the administrator may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more qualifying performance criteria selected by the administrator and specified at the time the award is granted. The administrator will certify the extent to which any qualifying performance criteria have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may be reduced, but not increased, by the administrator on the basis of such further considerations as the administrator in its sole discretion may determine.

For purposes of the 2011 Plan, the term “qualifying performance criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator: (i) cash flow (before or after dividends), (ii) earning or earnings per share (including earnings before interest, taxes, depreciation, and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) NSR and/or total backlog, (xxi) days sales outstanding, (xxii) customer service, (xxiii) operational safety, reliability and/or efficiency, and (xxiv) environmental incidents.

To the extent consistent with Section 162(m) of the Code, the administrator (i) may appropriately adjust any evaluation of performance under a qualifying performance criterion to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in our financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) accruals of any amounts for payment under the 2011 Plan or any other compensation arrangement maintained by us.

Settlement of Awards

Awards may be settled in shares, cash or a combination thereof, as determined by the administrator.

Amendment and Termination

The Board may amend, alter or discontinue the 2011 Plan, and the administrator may amend or alter any agreement or other document evidencing an award made under the 2011 Plan, except no such amendment may, without the approval of our stockholders (other than in respect of a change in our capitalization), amend the 2011 Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

No amendment or alteration to the 2011 Plan or an award or award agreement may be made which would impair the rights of the holder of an award, without such holder’s consent, provided that no such consent will be required if the administrator determines in its sole discretion and prior to the date of any change-in-control that such amendment or alteration either is required or advisable in order for the Company, the 2011 Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Change-in-Control

Unless otherwise expressly provided in the award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a change-in-control, the administrator may provide that any or all of the following will occur upon a participant’s termination of employment within 24 months following a change-in-control: (i) in the case of an option or stock appreciation right, the participant will have the ability to exercise any portion of the option or stock appreciation right not previously exercisable, (ii) in the case of a performance award or incentive bonus, the participant will have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the administrator prior to the change-in-control, and (iii) in the case of shares issued in payment of an incentive bonus, and/or in the case of outstanding restricted stock and/or restricted stock units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse. Notwithstanding anything else in the 2011 Plan to the contrary, in the event of a change-in-control in which the acquiring or surviving company in the transaction does not assume or continue outstanding awards upon the change-in-control, immediately prior to the change-in-control, all awards that are not assumed or continued will be treated as follows effective immediately prior to the change-in-control: (a) in the case of an option or stock appreciation right, the participant will have the ability to exercise such option or stock appreciation right, including any portion of the option or stock appreciation right not previously exercisable, (b) in the case of a performance award or incentive bonus, the participant will have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the administrator prior to the change-in-control, and (c) in the case of shares issued in payment of an incentive bonus, and/or in the case of outstanding restricted stock and/or restricted stock units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse.

Adjustments

The number and kind of shares available for issuance under the 2011 Plan (including under any awards then outstanding), and the number and kind of shares subject to the individual limits set forth in the 2011 Plan, will be equitably adjusted by the administrator as it determines appropriate to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding. Such adjustment will be designed to comply with Sections 409A and 424 of the Code or, except as otherwise expressly provided in the 2011 Plan, may be designed to treat the shares available under the 2011 Plan and subject to awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares to reflect a deemed reinvestment in shares of the amount distributed to our stockholders. The terms of any outstanding award will also be equitably adjusted by the administrator as to price, number or kind of shares subject to such award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards.

Transferability

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the administrator, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts, or family partnerships.

No Right to Company Employment

Nothing in the 2011 Plan or an award agreement will interfere with or limit in any way our right, our subsidiaries’ and/or our affiliates’ right to terminate any participant’s employment, service on the Board or service for us at any time or for any reason not prohibited by law, nor will the 2011 Plan or an award itself confer upon any participant any right to continue his or her employment or service for any specified period of time. Neither an award nor any benefits arising under the 2011 Plan will constitute an employment contract with us, any subsidiary and/or any affiliates.

Compliance with Law

The 2011 Plan, the grant, issuance, vesting, exercise and settlement of awards thereunder, and our obligation to sell, issue or deliver shares under such awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. We will not be required to issue or deliver any certificates for shares prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which we will, in our sole discretion, determine to be necessary or advisable.

Effective Date and Termination of the 2011 Plan

The 2011 Plan will become effective upon approval by our stockholders. The 2011 Plan will remain available for the grant of awards until the 10th anniversary of the date that the Board approved the 2011 Plan.

Federal Income Tax Treatment

The following discussion of the federal income tax consequences of the 2011 Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by 2011 Plan participants, who are urged to consult their individual tax advisors.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. We are not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, we will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. We do not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. We do not receive a deduction for this gain.

Stock Appreciation Rights

An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock and Restricted Stock Units

Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and we will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Incentive Bonuses

A participant will have taxable income at the time an incentive bonus award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Code Section 162(m)

For the individual serving as our chief executive officer at the end of the taxable year and for the individuals serving as our officers or the officers of a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by us and our subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” We expect that NQSOs, ISOs and stock appreciation rights should qualify as performance-based compensation. The Compensation Committee may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and incentive compensation awards in order to qualify such grants as performance-based compensation for purposes of Section 162(m).

New Plan Benefits

The benefits that will be awarded or paid under the 2011 Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2010 under our Prior Plans to our NEOs can be found in the table under the heading “Grants of Plan-Based Awards in 2010” on page 42 of this Proxy Statement. As of March 15, 2011, the closing price of a share of our common stock was $24.84.

Our Board of Directors recommends that you vote “FOR” the adoption and approval of our 2011 Long-Term Incentive Plan.

Equity Compensation Plan Information Table

The following table summarizes, as of December 31, 2010, certain information regarding equity compensation to our employees, officers, directors and other persons under our equity compensation plans.

			Number of Securities
			Remaining Available for
			Future Issuance under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in the
Plan Category	Warrants and Rights	Warrants and Rights	Second Column)
Equity compensation plans approved by security holders	7,226,097	$23.58	549,635
Equity compensation plans not approved by security holders (1)(2)	201,513	$10.82	-
Total	7,427,610	$23.23	549,635

(1)	The Key Employee Stock Option Plan was approved by our Board of Directors in November 1999 and provided for stock option grants to eligible employees who are not our executive officers. The options expire 10 years after the date of grant. Our Board of Directors suspended any future grants under this plan in 2003.

(2)	Stock options granted in connection with the inducement awards of the CEO Agreement were not granted under an equity compensation plan.

PROPOSAL NO. 5
RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2011. Although stockholder ratification is not required, the Board has directed that such appointment be submitted to our stockholders for ratification at the 2011 Annual Meeting as a matter of good corporate governance. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. A representative of Ernst & Young LLP is expected to be present at the 2011 Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees for 2010 and 2009

The following table presents fees for the years ended December 31, 2010 and 2009, for professional services performed by Ernst & Young LLP (“EY”).

	2010	2009
Audit Fees (1)	$3,630,460	$3,110,689
Audit-Related Fees (2)	$95,000	-
Tax Fees (3)	$93,685	$123,517
All Other Fees (4)	$3,017	$2,865
Total	$3,822,162	$3,237,071

(1)	Audit Fees represent the aggregate fees for professional services rendered by EY in connection with its audits of our consolidated financial statements, reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings. The audit fees include the audit of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. The audit fees also include fees for professional services rendered by EY in connection with our filing of the registration statement on Form S-1 related to the formation of Tesoro Logistics LLP.

(2)	Audit-Related Fees represent the aggregate fees for professional services rendered by EY in connection with its audits of our employee benefit plan.

(3)	Tax Fees represent the aggregate fees for tax services rendered by EY for matters such as consultation on income, sales, use and excise tax matters.

(4)	All Other Fees represent the aggregate fees paid to EY for a subscription to its web-based accounting and auditing research tool.

In accordance with the Audit Committee charter, all audit and permitted non-audit services to be performed by EY must be approved in advance by the Audit Committee. All audit and non-audit services performed by EY have been pre-approved by the Audit Committee. The Audit Committee has determined that the non-audit services rendered by EY are compatible with maintaining EY’s independence.

Our Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2011.

Audit Committee Report

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent audit firm, and risk assessment and risk management.

The Audit Committee manages our relationship with our independent auditors (which report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from us for such advice and assistance.

Our management is primarily responsible for our internal control and financial reporting process. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of our internal control over financial reporting. The Audit Committee monitors our financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors as of February 23, 2011.

Rodney F. Chase, Chairman
Robert W. Goldman
Steven H. Grapstein
Patrick Y. Yang

PROPOSAL NO. 6
STOCKHOLDER PROPOSAL REGARDING A SAFETY REPORT

The following stockholder proposal will be voted on at the 2011 Annual Meeting only if properly presented by or on behalf of the stockholder proponent. The name, address and shareholdings of the stockholder proponent will be supplied promptly upon oral or written request.

Resolved, that the shareholders of Tesoro Corporation (the “Company”) urge the Board of Directors (the “Board”) to prepare a report, within ninety days of the 2011 annual meeting of stockholders, at reasonable cost and excluding proprietary and personal information, on the steps the Company has taken to reduce the risk of accidents. The report should describe the Board’s oversight of process safety management, staffing levels, inspection and maintenance of refineries and other equipment.

Supporting Statement:

The 2010 BP Deepwater Horizon explosion and oil spill in the Gulf of Mexico resulted in the largest and most costly human and environmental catastrophe in the history of the petroleum industry. Eleven workers were killed when the BP Deepwater Horizon drilling platform exploded. In 2005, an explosion at BP’s refinery in Texas City, Texas, cost the lives of 15 workers, injured 170 others, resulting in the largest fines ever levied by the Occupational, Safety and Health Administration (“OSHA”) (“BP Faces Record Fine for ‘05 Refinery Explosion,” New York Times, 10/30/2009).

In April 2010 an explosion at our refinery in Anacortes, Washington, killed seven workers and resulted in more than six months of downtime at the 120,000 barrels per day refinery (“Tesoro Sees Anacortes at Planned Rates by mid-Nov.,” Reuters, 11/5/2010). The director of the Washington State Department of Labor and Industry stated that “The bottom line is this incident, the explosion and these deaths were preventable,” and levied an initial penalty of $2.39 million (“State Fines Tesoro $2.4 Million in Deadly Refinery Blast,” Skagit Valley Herald, 10/4/2010).

We believe that OSHA’s National Emphasis Program for petroleum refineries has revealed an industry-wide pattern of non-compliance with safety regulations. In the first year of this program, inspections of 14 refineries exposed 1,517 violations, including 1,489 for process safety management, prompting OSHA’s director of enforcement to declare “The state of process safety management is frankly just horrible.” (“Process Safety Violations at Refineries ‘Depressingly’ High, OSHA Official Says,” BNA Occupational Safety and Health Reporter, 8/27/2009). OSHA has recorded safety violations at our Company. Since 2005, OSHA inspectors have revealed 59 safety violations, (48 process safety management violations, of which 33 were categorized as “willful” and 13 categorized as “serious”). http://osha.gov/pls/imis/establishment.inspection_detail?id=313641250&id=313640 799&id=314251315&id=312412166&id=309918610&i-d=312459290&id=125740290 and http://www.ini.wa.gov/Main/Docs/TesoroCitation-NoticeInspectionNo314251315.pdf

In our opinion, the cumulative effect of petroleum industry accidents, safety violation citations from federal and state authorities, and the public’s heightened concern for safety and environmental hazards in the petroleum industry represents a significant threat to our Company’s stock price performance. We believe that a report to shareholders on the steps our Company has taken to reduce the risk of accidents will provide transparency and increase investor confidence in our Company.

Board of Directors Response

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board believes that the report requested by the stockholder proposal is unnecessary because of our extensive safety efforts and because the Board has instructed us to expand our current disclosures by November 30, 2011 to address the matters requested by this proposal.

We have a long history of dedication to safety, and we are committed to leading, motivating and facilitating continuous safety improvements. We consider safety an integral part of our business, as demonstrated by the information on our environmental, health and safety programs and policies in the “Social Responsibility” section of our website at www.tsocorp.com.

Moreover, our leadership reinforces our commitment to safety. For example, the Board’s Environmental, Health & Safety Committee assists the Board in fulfilling its oversight responsibilities for our environmental, health and safety matters. Pursuant to its charter, the Committee reviews and approves at least annually our environmental, health and safety policies and reviews management’s programs for compliance with these policies, as well as applicable laws and regulations, and reviews our environmental, health and safety performance.

The Board and the Environmental, Health & Safety Committee carefully considered this proposal. Based on the recommendation of the Environmental, Health & Safety Committee, the Board determined that we should supplement the information already available on our website with the proposal’s request for additional information regarding our existing policies, initiatives and efforts to reduce the risk of accidents.

In light of the foregoing, the Board believes that the requested report is unnecessary and not in the best interests of our stockholders. Therefore, the Board recommends a vote AGAINST this proposal.

Our Board of Directors recommends that you vote “AGAINST” the stockholder proposal regarding a safety report.

INFORMATION ABOUT THE 2011 ANNUAL MEETING

Record Date	March 15, 2011

Quorum
•      Majority of shares outstanding on the record date must be present in person or by proxy

•      Abstentions, broker non-votes (described below) and shares as to which a stockholder withholds voting authority will be included for purposes of determining the presence of a quorum

Shares Outstanding	143,276,324 shares of common stock outstanding as of March 15, 2011

Record Owners versus Beneficial Owners
•      Record Owners.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and access to these proxy materials is being provided directly to you by us.

•      Beneficial Owners.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name. Access to these proxy materials is being provided to you by your broker or nominee who is considered the stockholder of record with respect to those shares.

Voting by Record Owners
•      Vote by Internet, by going to the web address www.proxypush.com/tso and following the instructions for Internet voting or, if you have received a paper copy of the proxy card by mail, by following the instructions on the proxy card. Your vote by Internet must be received by 11:59 P.M. Eastern Time on May 3, 2011. If your shares are held in the Tesoro Corporation Thrift Plan or Tesoro Corporation Retail Savings Plan, your vote must be received by 11:59 P.M. Eastern Time on May 1, 2011.

•      Vote by Telephone, by dialing 1-866-390-9971 and following the instructions for telephone voting or, if you have received a paper copy of the proxy card by mail, by following the instructions on the proxy card. Your vote by telephone must be received by 11:59 P.M. Eastern Time on May 3, 2011. If your shares are held in the Tesoro Corporation Thrift Plan or Tesoro Corporation Retail Savings Plan, your vote must be received by 11:59 P.M. Eastern Time on May 1, 2011.

•      Vote by Mail, by completing, signing, dating and mailing the proxy card mailed to you in the envelope provided. If you received a Notice of Internet Availability and would like to vote by mail, follow the instructions on the Notice of Internet Availability to request a paper copy of the proxy materials. Your vote by mail must be received by 11:59 P.M. Eastern Time on May 3, 2011. If your shares are held in the Tesoro Corporation Thrift Plan or Tesoro Corporation Retail Savings Plan, your vote must be received by 11:59 P.M. Eastern Time on May 1, 2011. If you vote by Internet or telephone, please do not mail your proxy card.

•      Vote in Person, by attending the 2011 Annual Meeting. Photo identification will be required to attend the 2011 Annual Meeting. Please refer to the instructions provided on the proxy card or Notice of Internet Availability.

Voting by Beneficial Owners	You will receive separate voting instructions from your broker, bank or other nominee explaining how to vote your shares. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

Participants in the Tesoro Corporation Thrift Plan and Retail Savings Plan	Participants in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan may instruct Fidelity Management Trust Company, as trustee for such plans, how to vote all shares of our common stock allocated to their accounts. If a participant in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan does not instruct Fidelity Management Trust Company how to vote, the shares of our common stock allocated to such participant’s accounts will not be voted.

Changing Your Vote
Whether you vote by telephone, Internet or mail, you can change or revoke your proxy before it is voted at the meeting by:

•      Submitting a new proxy card bearing a later date;

•      Voting again by telephone or the Internet at a later time;

•      Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•      Attending the 2011 Annual Meeting and voting your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.

Vote Required
•      Election of Directors. The election of each director nominee requires a majority of the votes cast at the 2011 Annual Meeting. A “majority of the votes cast” means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes will have no effect on the outcome of the vote.

•      Other Matters to be Voted On. Approval of each of the other proposals that will be voted on at the 2011 Annual Meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as “AGAINST” votes. Broker non-votes will have no effect on the outcome of the votes. In addition, with respect to the approval of the Tesoro Corporation 2011 Long-Term Incentive Plan, NYSE rules require that the total votes cast also represent over 50% of all shares entitled to vote on this proposal.

Broker Non-Votes	A broker non-vote occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals, because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions. Under NYSE rules, your broker may vote shares held in street name on the ratification of the selection of our independent auditors without instruction from you. However, your broker may not vote these shares on any other matter to be voted on at the 2011 Annual Meeting without instruction from you.

Voting Instructions	The proxies identified on the back of the proxy will vote your shares in accordance with your instructions. If you sign and return your proxy card or otherwise vote without giving specific voting instructions, the proxies will vote your shares in accordance with the voting recommendations of the Board, as described above. The Board does not intend to bring any other business before the meeting, and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

Voting Results	The preliminary voting results will be announced at the 2011 Annual Meeting. The final results will be published in a Current Report on Form 8-K that we will file within four business days after the 2011 Annual Meeting.

Proxy Solicitation
•      We will bear the cost of the solicitation.

•      In addition to the use of the Internet and mails, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, telegram or otherwise.

•      We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated (“Innisfree”), to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. We will pay Innisfree its customary fees, estimated not to exceed $8,500, and will reimburse Innisfree for certain expenses.

OTHER INFORMATION

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2012 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, the Corporate Secretary must receive the written proposal at our principal executive offices no later than November 25, 2011. Such proposals also must comply with the requirements of Rule 14a-8. Proposals should be addressed to:

Corporate Secretary
Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, Texas 78259

Our Bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our Bylaws, notice of such nomination or stockholder proposal for the 2012 Annual Meeting of Stockholders must be delivered to the Corporate Secretary at the above address:

•	Not earlier than the close of business on January 5, 2012, and

•	Not later than the close of business on February 4, 2012.

If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of our annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, the 10th day after the first public announcement of the meeting date.

All nominations and stockholder proposals submitted under our Bylaws must comply with the requirements of the Bylaws. You may contact the Corporate Secretary for a copy of the relevant Bylaw provisions.

Householding of Proxy Materials

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of the proxy statement and annual report, or Notice of Internet Availability, as applicable, until such time as one or more of these stockholders notifies us that they want to receive separate copies. In addition, the broker, bank or other nominee for any stockholder who is a beneficial owner of our stock may deliver only one copy of the proxy statement and annual report, or Notice of Internet Availability, as applicable, to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, or Notice of Internet Availability, please notify us by calling our Investor Relations Department at 1-800-837-6768 or by sending a written request to our Corporate Secretary at the address listed above, and we will promptly deliver a separate copy of these materials. Record owners who are receiving multiple copies and wish to receive only one, please call our Investor Relations Department at the number listed above or send a written request to our Corporate Secretary at the address listed above. Beneficial owners who are receiving multiple copies and wish to receive only one, please notify your broker, bank or other nominee.

OTHER MATTERS

As of the date of this Proxy Statement, our management has no knowledge of any matters to be presented for consideration at the 2011 Annual Meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgment.

Upon the written request of any person whose proxy is solicited hereunder, we will furnish without charge to such person a copy of its Annual Report filed with the SEC on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2010. Such written request is to be directed to:

Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: Investor Relations

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 4, 2011: This Proxy Statement and our 2010 Annual Report on Form 10-K are available at www.proxydocs.com/tso.

By Order of the Board of Directors,

CHARLES S. PARRISH
Secretary

March 24, 2011

Appendix A
Tesoro Corporation 2011 Long-Term Incentive Plan

1.	Purpose

The purpose of the Tesoro Corporation 2011 Long-Term Incentive Plan (the “Plan”) is to advance the interests of Tesoro Corporation (the “Company”) by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan supersedes the existing Tesoro Corporation Amended and Restated 2006 Long-Term Incentive Plan and the Tesoro Corporation 2006 Long-Term Stock Appreciation Rights Plan with respect to future awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “2006 LTIP” means the Tesoro Corporation Amended and Restated 2006 Long-Term Incentive Plan.

(b) “Administrator” means the Administrator of the Plan in accordance with Section 18.

(c) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(d) “Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(e) “Board” means the board of directors of the Company.

(f) “Cause” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, a finding by the Administrator that a Participant, before or after his Termination of Employment (i) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an affiliate which conduct damaged the Company or an affiliate or (ii) disclosed trade secrets of the Company or an affiliate. The findings and decision of the Administrator with respect to such matter, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes. No decision of the Administrator, however, will affect the finality of the discharge of the individual by the Company or an affiliate.

(g) “Change in Control” means (i) there shall be consummated (A) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which shares of Company’s common stock would be converted into cash, securities or other property, other than a merger of Company where a majority of the board of directors of the surviving corporation are, and for a one-year period after the merger continue to be, persons who were directors of Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of Company immediately prior to the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Company, or (ii) the shareholders of Company shall approve any plan or proposal for the liquidation or dissolution of Company, or (iii) (A) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Company or a Subsidiary thereof or any employee benefit plan sponsored by Company or a Subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13c-3 under the Securities Exchange Act of 1934) of securities of Company representing thirty-five percent (35%) or more of the combined voting power of Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of one-year thereafter, individuals who immediately prior to the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless election or the nomination by the Board for election by Company’s shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(i) “Company” means Tesoro Corporation, a Delaware corporation.

(j) “Disability” means, as determined by the Administrator in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that a Participant is not covered, for whatever reason under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Administrator and, in this respect, Participants shall submit to an examination by such physician upon request by the Administrator.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(l) “Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Shares on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on an inter-dealer quotation system, in any case, as reported in such source as the Administrator shall select. If there is no regular public trading market for the Shares, the Fair Market Value of the Shares shall be determined by the Administrator in good faith and in compliance with Section 409A of the Code.

(m) “Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(n) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(o) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

(p) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(q) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

(r) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(s) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more performance criteria pursuant to Section 13.

(t) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(u) “Plan” means the Tesoro Corporation 2011 Long-Term Incentive Plan as set forth herein and as amended from time to time.

(v) “Qualifying Performance Criteria” has the meaning set forth in Section 13(b).

(w) “Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(x) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(y) “Retirement” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, (i) for employees: retirement from active employment with the Company and its Subsidiaries: (A) at or after age 55 with 5 years of service recognized by the Company or (B) at or after age 50 with 80 points (with points meaning the sum of the Participant’s age and years of service recognized by the Company at the time of retirement). The determination of the Administrator as to an individual’s Retirement shall be conclusive on all parties, and (ii) for Nonemployee Directors: retirement from active service with the Company after having served as a Nonemployee Director for at least an aggregate of three full years (excluding any service while a full-time employee of the Company).

(z) “Share” means a share of the Company’s common stock, $0.16 1/2 par value per share (or such other par value as may be designated by act of the Company’s stockholders), subject to adjustment as provided in Section 12.

(aa) “Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(bb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(cc) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(dd) “Termination of Employment” means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine that a leave of absence or employment on a less than full-time basis is considered a “Termination of Employment,” (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a member of the Board shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Administrator’s decision shall be final and binding.

3.	Eligibility

Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) or other service provider of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. To the extent provided by Section 5(d), any Nonemployee Director shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator.

4.	Effective Date and Termination of Plan

This Plan was adopted by the Board on February 23, 2011 and will become effective upon approval by the Company’s stockholders (the “Effective Date”), which approval must be obtained within twelve (12) months of the adoption of this Plan by the Board. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the date of Board approval of the Plan. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.	Shares Subject to the Plan and to Awards

(a) Aggregate Limits.  The aggregate number of Shares issuable pursuant to all Awards under this Plan shall not exceed 6,700,000, plus any Shares subject to outstanding awards under the 2006 LTIP that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares.  For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award under this Plan. Without limiting the foregoing, Shares subject to an Award under this Plan shall not again be made available for issuance under this Plan if such shares are: (i) shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) shares used to pay the exercise price of an Option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) shares repurchased on the open market with the proceeds of an Option exercise. In addition, Shares subject to Awards that have been canceled, expired or forfeited and shares subject to Awards settled in cash shall not count as shares issued under this Plan.

(c) Tax Code Limits.  The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 750,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 6,700,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum cash amount payable pursuant to that portion of an Incentive Bonus earned for any 12-month period to any Participant under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $10,000,000.

(d) Director Awards.  The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Nonemployee Director shall not exceed 25,000; provided, however, that in the calendar year in which a Nonemployee Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director, the maximum number of shares subject to Awards granted to the Participant may be up to two hundred percent (200%) of the number of shares set forth in the foregoing limits and the foregoing limits shall not count any tandem SARs (as defined in Section 7).

(e) Substitute Awards.  Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or other service providers of such acquired or combined company before such acquisition or combination.

6.	Options

(a) Option Awards.  Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price.  The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares otherwise deliverable upon exercise.

(c) No Repricing without Stockholder Approval.  Other than in connection with a change in the Company’s capitalization (as described in Section 12), at any time when the exercise price of an Option is above the Fair Market Value of a Share, the Company shall not, without stockholder approval, (i) reduce the exercise price of such Option, (ii) exchange such Option for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise or base price or (iii) otherwise reprice such Option.

(d) Provisions Applicable to Options.  The date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant.

(e) Termination of Employment:  Unless an Option earlier expires upon the expiration date established pursuant to Section 6(d), upon the Participant’s Termination of Employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise (either in an Award Agreement or otherwise):

(i) General.  In general, any portion of any Option that is not vested as of the date of a Participant’s Termination of Employment shall be forfeited and returned to the Company; provided, however, that the Administrator may, in its sole discretion, in the event of a Participant’s retirement or involuntary Termination of Employment as the result of a reduction in force program (as approved by the Administrator in its sole discretion), provide for accelerated vesting of unvested Options upon such terms and the Administrator deems advisable (either in an Award Agreement or otherwise).

(ii) Death.  Upon the death of a Participant while in the employ of the Company or any Subsidiary or while serving as a member of the Board, the Participant’s Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the period ending on the earlier of the date that is one (1) year after the date of the Participant’s death or the date the Option would otherwise terminate, but only to the extent that the Options are exercisable as of that date. Any and all Options that are not exercised during such period shall terminate as of the end of such period.

If a Participant should die following his or her Termination of Employment, any Options that remain outstanding on the date of the Participant’s death shall be exercisable by his or her estate, heir or beneficiary at any time during the period ending on the earlier of the date that is one (1) year after the date of the Participant’s death or the date the Option would otherwise terminate, but only to the extent that the Option was exercisable as of the Participant’s death. Any and all of the deceased Participant’s Options that are not exercised during the such period shall terminate as of the end of such period. A Participant’s estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

(iii) Disability.  Upon Termination of Employment as a result of the Participant’s Disability, the Participant’s Options then held shall be exercisable during the period ending on the earlier of the date that is one (1) year after the date of Participant’s Termination of Employment or the date the Option would otherwise terminate, but only to the extent that the Options are exercisable as of that date. Any and all Options that are not exercised during such period shall terminate as of the end of such period.

(iv) Retirement.  Upon the Participant’s Termination of Employment by reason of his or her Retirement, the Participant’s Options then held shall be exercisable during the period ending on the earlier of the date that is three (3) years after the date of the Participant’s Termination of Employment or the expiration date of such Option, but only to the extent that the Options are exercisable as of the date of the Participant’s Termination of Employment. Any and all Options that are not exercised during such period shall terminate as of the end of such period.

(v) Cause.  Upon the date of a Participant’s Termination of Employment for Cause, any Option that is unexercised prior to the date of the Participant’s Termination of Employment shall terminate as of such date.

(vi) Other Reasons.  Upon the date of a Participant’s Termination of Employment for any reason other than those stated above in Sections 6(e)(i), (e)(ii), (e)(iii), (e)(iv) and (e)(v) or as described in Section 15, the Participant’s Options then held shall be exercisable during the period ending on the earlier of the date that is three (3) months after the date of the Participant’s Termination of Employment or the expiration date of such Option, but only to the extent that the Options are exercisable as of the date of the Participant’s Termination of Employment. Any and all Options that are not exercised during such period shall terminate as of the end of such period.

(f) Incentive Stock Options.  Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

7.	Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 12), at any time when the exercise price of a Stock Appreciation Right is above the Fair Market Value of a Share, the Company shall not, without stockholder approval, (i) reduce the exercise or base price of such Stock Appreciation Right, (ii) exchange such Stock Appreciation Right for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise or base price or (iii) otherwise reprice such Stock Appreciation Right.

8.	Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards.  Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award of Shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement.  Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c) Vesting and Performance Criteria.  The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. Other than with respect to Awards to Nonemployee Directors, the grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and the grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Restricted Stock Unit Award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full prior to the thirty-sixth month following its date of grant, except that the Administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death, disability, Retirement or in connection with a Change in Control, and the Administrator may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant. In addition, the Administrator may grant awards of Restricted Stock and/or Restricted Stock Units that result in issuing up to 5% of the maximum aggregate number of Shares authorized for issuance under the Plan (as set forth in Section 5(a)) without regard to the minimum vesting requirements set forth in the preceding sentence. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

(d) Termination of Employment:  Upon the Participant’s Termination of Employment, his or her rights to unvested Restricted Stock or Restricted Stock Units then held shall be only as follows, unless the Administrator specifies otherwise (either in an Award Agreement or otherwise):

(i) Death, Disability, Retirement.  In the event of a Participant’s Termination of Employment by reason of his or her death, Disability, or Retirement, any portion of any Award of Restricted Stock and/or Restricted Stock Units that is not vested as of the date of a Participant’s Termination of Employment shall immediately be forfeited by the Participant; provided, however, that the Administrator may, in its sole discretion, provide for accelerated vesting of unvested Restricted Stock and/or Restricted Stock Units upon such terms and the Administrator deems advisable (either in an Award Agreement or otherwise).

(ii) Other Reasons.  In the event of a Participant’s Termination of Employment for any reason other than those stated above in Section 8(d)(i), any portion of any Award of Restricted Stock and/or Restricted Stock Units that is not vested as of the date of a Participant’s Termination of Employment shall immediately be forfeited by the Participant; provided, however, that the Administrator may, in its sole discretion, other than in the event of a Termination of Employment for Cause and in a manner consistent with the requirements of Section 8(c), provide for accelerated vesting of unvested Restricted Stock and/or Restricted Stock Units upon such terms and the Administrator deems advisable (either in an Award Agreement or otherwise).

(iii) Performance Awards.  Notwithstanding anything in this Section 8(d) to the contrary, with respect to any Performance Award granted pursuant to this Section 8, in the event a Participant’s Termination of Employment by reason of his or her death, Disability, Retirement, or involuntary Termination of Employment by the Company without Cause during a performance period (and, unless otherwise determined by the Administrator, in the case of a termination by the Company without Cause, at least twelve (12) months after the beginning of the performance), the Participant shall receive a prorated payout of the Performance Award. The prorated payout shall be determined by the Administrator, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Award during the performance period and the Company’s actual results during the performance period as compared to the performance criteria to which the Performance Award is subject.

(e) Discretionary Adjustments and Limits.  Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

(f) Voting Rights.  Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(g) Dividends and Distributions.  Participants in whose name an Award of Restricted Stock and/or Restricted Stock Units is granted shall be entitled to receive all dividends and other distributions paid with respect to the Shares underlying such Award, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional Shares or will be payable in cash; provided that such additional Shares and/or cash shall subject to the same restrictions and vesting conditions as the Award with respect to which they were distributed. Notwithstanding anything herein to the contrary, in no event shall dividends or dividend equivalents be currently payable with respect to unvested or unearned Performance Awards.

9.	Incentive Bonuses

(a) General.  Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

(b) Incentive Bonus Document.  The terms of any Incentive Bonus will be set forth in an Award Agreement or other written document establishing the terms and conditions of the Award. Each such Award Agreement or other written document shall contain provisions regarding (i) the threshold, target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c) Performance Criteria.  The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the threshold, target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(d) Timing and Form of Payment.  The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

(e) Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement or other written document establishing the terms and conditions of the Award, be reduced or increased by the Administrator on the basis of such further considerations as the Administrator shall determine; provided, however, that with respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator shall not have the discretion to increase the amount paid under an Incentive Bonus.

10.	Deferral of Gains

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

11.	Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions in connection with any underwritten public offering by the Company of the Company’s securities pursuant to an effective registration statement filed under the Securities Act of 1933, (iv) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (v) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12.	Adjustment of and Changes in the Stock

The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the individual limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator as it determines appropriate to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment shall be designed to comply with Sections 409A and 424 of the Code or, except as otherwise expressly provided in

Section 5(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

Unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change in Control, the Administrator may provide that any or all of the following shall occur upon a Participant’s Termination of Employment within twenty-four (24) months following a Change in Control: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of a Performance Award or Incentive Bonus, the Participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Administrator prior to the Change in Control, and (c) in the case of Shares issued in payment of an Incentive Bonus, and/or in the case of outstanding Restricted Stock and/or Restricted Stock Units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change in Control, immediately prior to the Change in Control, all Awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change in Control: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of a Performance Award or Incentive Bonus, the Participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Administrator prior to the Change in Control, and (c) in the case of Shares issued in payment of an Incentive Bonus, and/or in the case of outstanding Restricted Stock and/or Restricted Stock Units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse.

13.	Qualifying Performance-Based Compensation

(a) General.  The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. A Performance Award may be identified as “Performance Share”, “Performance Equity”, “Performance Unit” or other such term as chosen by the Administrator. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The

Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(b) Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earning or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) NSR and/or total backlog, (xxi) days sales outstanding, (xxii) customer service, (xxiii) operational safety, reliability and/or efficiency; (xxiv) environmental incidents. To the extent consistent with Section 162(m) of the Code, the Administrator (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

14.	Transferability

Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

15.	Suspension or Termination of Awards

Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 15, the Authorized Officer, Administrator or the Board may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator’s sole discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator.

16.	Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

17.	Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all withholding tax obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired. In addition, the Company shall be entitled to deduct from other compensation payable to each Participant any withholding tax obligations that arise in connection with an Award or require the Participant to pay such sums directly to the Company in cash or by check.

18.	Administration of the Plan

(a) Administrator of the Plan.  The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b) Powers of Administrator.  Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment or service to the Company or an affiliate and, except as otherwise provided herein, adjust any of the terms of any Award.

(c) Determinations by the Administrator.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Subsidiary Awards.  In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

19.	Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

20.	No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21.	Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, an arrangement not intended to qualify under Section 162(m) of the Code, and such arrangements may be either generally applicable or applicable only in specific cases.

22.	Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Texas to the extent not preempted by federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23.	No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

24.	Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

25.	Section 409A

It is intended that any Options, Stock Appreciation Rights, and Restricted Stock issued pursuant to this Plan and any Award Agreement shall not constitute “deferrals of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. It is further intended that any Restricted Stock Units and Incentive Bonuses issued pursuant to this Plan and any Award Agreement or other written document establishing the terms and conditions of the Award (which may or may not constitute “deferrals of compensation,” depending on the terms of each Award) shall avoid any “plan failures” within the meaning of Section 409A(a)(1) of the Code. The Plan and each Award Agreement or other written document establishing the terms and conditions of an Award is to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award shall be administered in accordance with the requirements of Section 409A of the Code, with respect to amounts that are subject to such requirements, or that the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award shall be administered in a manner that avoids the application of Section 409A of the Code, with respect to amounts that are not subject to such requirements.

26.	Required Delay in Payment on Account of a Separation from Service

Notwithstanding any other provision in this Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award, if any Award recipient is a “specified employee,” as defined in Treasury Regulations Section 1.409A-1(i), as of the date of his or her “Separation from Service” (as defined in authoritative IRS guidance under Section 409A of the Code), then, to the extent required by Treasury Regulations Section 1.409A-3(i)(2), any payment made to the Award recipient on account of his or her Separation from Service shall not be made before a date that is six months after the date of his or her Separation from Service. The Administrator may elect any of the methods of applying this rule that are permitted under Treasury Regulations section 1.409A-3(i)(2)(ii).

TESORO CORPORATION
ANNUAL MEETING OF TESORO CORPORATION

Date:	May 4, 2011
Time:	4:00 P.M. (Central Time)
Place:	Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259
Please make your marks like this: ☒ Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR proposals 1, 2, 4 and 5, 1 YEAR on proposal 3 and AGAINST proposal 6.

1:	Election of 8 directors (all nominated as directors to serve for the term indicated in the Proxy Statement):					Directors Recommend
		For		Against	Abstain	â
	01 Rodney F. Chase	☐		☐	☐	For
	02 Gregory J. Goff	☐		☐	☐	For
	03 Robert W. Goldman	☐		☐	☐	For
	04 Steven H. Grapstein	☐		☐	☐	For
	05 J.W. Nokes	☐		☐	☐	For
	06 Susan Tomasky	☐		☐	☐	For
	07 Michael E. Wiley	☐		☐	☐	For
	08 Patrick Y. Yang	☐		☐	☐	For

		For	Against	Abstain
2:	To conduct an advisory vote on executive compensation;	☐	☐	☐		For
		1 year	2 years	3 years	Abstain
3:	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;	☐	☐	☐	☐	1 Year

		For	Against	Abstain
4:	To approve the Tesoro Corporation 2011 Long-Term Incentive Plan;	☐	☐	☐		For

5:	To ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2011; and	☐	☐	☐		For

6:	If properly presented at the annual meeting, to consider a stockholder proposal regarding a safety report.	☐	☐	☐		Against

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
TESORO CORPORATION
Annual Meeting of Tesoro Corporation
to be held on Wednesday, May 4, 2011
for Holders as of March 15, 2011

VOTED BY:
INTERNET		TELEPHONE
Go To		866-390-9971
www.proxypush.com/tso		• Use any touch-tone telephone.
• Cast your vote online. • View Meeting Documents.	OR	• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
 MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, 4 AND 5, 1 YEAR ON THE PROPOSAL IN ITEM 3 AND AGAINST THE PROPOSAL IN ITEM 6.
All votes must be received by 11:59 P.M., Eastern Time, May 3, 2011.

PROXY TABULATOR FOR TESORO CORPORATION P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Revocable Proxy — Tesoro Corporation
Annual Meeting of Stockholders
May 4, 2011, 4:00 p.m. (Central Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints CHARLES S. PARRISH and D. JEFFREY HAFFNER, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Tesoro Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259 on Wednesday, May 4, 2011, at 4:00 P.M. Central time, and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and in their discretion upon such other matters as may properly come before the meeting.
(TO BE SIGNED ON REVERSE SIDE)

TESORO CORPORATION
Tesoro Corporation Thrift Plan
and/or
Tesoro Corporation Retail Savings Plan

Date: Time:	May 4, 2011 4:00 P.M. (Central Time)
Place:	Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259
Please make your marks like this: ☒ Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR proposals 1, 2, 4 and 5,
1 YEAR on proposal 3 and AGAINST proposal 6.
1: Election of 8 directors (all nominated as directors to serve for the term indicated in the Proxy Statement):

Directors
Recommend
	For		Against	Abstain	ê
01 Rodney F. Chase	☐		☐	☐	For
02 Gregory J. Goff	☐		☐	☐	For
03 Robert W. Goldman	☐		☐	☐	For
04 Steven H. Grapstein	☐		☐	☐	For
05 J.W. Nokes	☐		☐	☐	For
06 Susan Tomasky	☐		☐	☐	For
07 Michael E. Wiley	☐		☐	☐	For
08 Patrick Y. Yang	☐		☐	☐	For

	For	Against	Abstain
2: To conduct an advisory vote on executive compensation;	☐	☐	☐		For
	1 year	2 years	3 years	Abstain	1
3: To conduct an advisory vote on the frequency of future advisory votes on executive compensation;	☐	☐	☐	☐	Year

	For	Against	Abstain
4: To approve the Tesoro Corporation 2011 Long-Term Incentive Plan;	☐	☐	☐		For

5: To ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2011; and	☐	☐	☐		For

6: If properly presented at the annual meeting, to consider a stockholder proposal regarding a safety report.	☐	☐	☐		Against

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

TESORO CORPORATION
Tesoro Corporation Thrift Plan
and/or
Tesoro Corporation Retail Savings Plan
Annual Meeting of Tesoro Corporation
to be held on Wednesday, May 4, 2011
for Holders as of March 15, 2011
VOTED BY:

INTERNET	TELEPHONE
Go To www.proxypush.com/tso	866-390-9971

• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, SHARES WILL NOT BE VOTED.
All votes must be received by 11:59 P.M., Eastern Time, May 1, 2011.

PROXY TABULATOR FOR TESORO CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Revocable Proxy — Tesoro Corporation
Annual Meeting of Stockholders
May 4, 2011, 4:00 p.m. (Central Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned participant in the TESORO CORPORATION THRIFT PLAN and/or TESORO CORPORATION RETAIL SAVINGS PLAN (the “Plan(s)”) hereby acknowledges receipt of the Notice of 2011 Annual Stockholders Meeting to be held at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259, on Wednesday, May 4, 2011, at 4:00 P.M. Central time, and directs Fidelity Management Trust Company Trustee, to vote (or cause to be voted) all shares of Common Stock (or share equivalents) of Tesoro Corporation (the “Company”) allocated to the undersigned’s account under the Plan(s) and held in the Trustee’s name at the close of business on March 15, 2011, at said meeting and at any adjournment or postponement thereof. Said Trustee is authorized to vote in accordance with the instructions given herein and in its discretion upon such other matters as may properly come before the meeting.
(TO BE SIGNED ON REVERSE SIDE)